                                                                   EXHIBIT 10.17

================================================================================

                                 (JPMORGAN LOGO)

                                CREDIT AGREEMENT

                                   dated as of
                                 August 14, 2006

                                      among

                               VISTEON CORPORATION
                   CERTAIN SUBSIDIARIES OF VISTEON CORPORATION
                                  as Borrowers

                            The Lenders Party Hereto

                              BANK OF AMERICA, NA,
                  SUMITOMO MITSUI BANKING CORPORATION, NEW YORK
               and WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL)
                             as Documentation Agents

                               CITICORP USA, INC.,
                              as Syndication Agent

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                          CITIGROUP GLOBAL MARKETS INC.
                              as Joint Bookrunners

                          J.P. MORGAN SECURITIES INC.,
                          CITIGROUP GLOBAL MARKETS INC.
                             as Joint Lead Arrangers

================================================================================

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   Definitions

SECTION 1.01  Defined Terms..............................................      1
SECTION 1.02  Classification of Loans and Borrowings.....................     48
SECTION 1.03  Terms Generally............................................     49
SECTION 1.04  Accounting Terms; GAAP.....................................     49

                                   ARTICLE II

                                   The Credits

SECTION 2.01  The Facility...............................................     49
SECTION 2.02  Loans and Borrowings.......................................     51
SECTION 2.03  Requests for Revolving Borrowings..........................     51
SECTION 2.04  Protective Advances........................................     52
SECTION 2.05  Swingline Loans and Overadvances...........................     53
SECTION 2.06  Letters of Credit..........................................     55
SECTION 2.07  Funding of Borrowings......................................     60
SECTION 2.08  Interest Elections.........................................     60
SECTION 2.09  Termination and Reduction of Commitments...................     62
SECTION 2.10  Repayment and Amortization of Loans; Evidence of Debt......     63
SECTION 2.11  Prepayment of Loans........................................     64
SECTION 2.12  Fees.......................................................     66
SECTION 2.13  Interest...................................................     67
SECTION 2.14  Alternate Rate of Interest.................................     68
SECTION 2.15  Increased Costs............................................     68
SECTION 2.16  Break Funding Payments.....................................     69
SECTION 2.17  Taxes......................................................     70
SECTION 2.18  Payments Generally; Allocation of Proceeds; Sharing of
              Set-offs...................................................     72
SECTION 2.19  Mitigation Obligations; Replacement of Lenders.............     75
SECTION 2.20  Returned Payments..........................................     75

                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01  Financial Condition........................................     76
SECTION 3.02  No Change..................................................     77
SECTION 3.03  Existence; Compliance with Law.............................     77
SECTION 3.04  Power; Authorization; Enforceable Obligations..............     77
SECTION 3.05  No Legal Bar...............................................     77


                                       ii

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
SECTION 3.06  Litigation.................................................     78
SECTION 3.07  No Default.................................................     78
SECTION 3.08  Ownership of Property; Liens...............................     78
SECTION 3.09  Intellectual Property......................................     78
SECTION 3.10  Taxes......................................................     78
SECTION 3.11  Federal Regulations........................................     78
SECTION 3.12  Labor Matters..............................................     79
SECTION 3.13  ERISA......................................................     79
SECTION 3.14  Investment Company Act; Other Regulations..................     79
SECTION 3.15  Subsidiaries...............................................     79
SECTION 3.16  Use of Proceeds............................................     79
SECTION 3.17  Environmental Matters......................................     79
SECTION 3.18  Accuracy of Information, etc...............................     80
SECTION 3.19  Security Documents.........................................     81
SECTION 3.20  Insurance..................................................     82
SECTION 3.21  Benefit of Transactions....................................     82
SECTION 3.22  Intercreditor Agreement....................................     82

                                   ARTICLE IV

                                   Conditions

SECTION 4.01  Effective Date.............................................     82
SECTION 4.02  Each Credit Event..........................................     87

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01  Financial Statements; Borrowing Base and Other
              Information................................................     88
SECTION 5.02  Notices of Material Events.................................     91
SECTION 5.03  Existence; Conduct of Business.............................     92
SECTION 5.04  Payment of Obligations.....................................     92
SECTION 5.05  Maintenance of Properties..................................     93
SECTION 5.06  Books and Records; Inspection Rights.......................     93
SECTION 5.07  Compliance with Laws.......................................     93
SECTION 5.08  Use of Proceeds............................................     93
SECTION 5.09  Insurance..................................................     93
SECTION 5.10  Casualty and Condemnation..................................     94
SECTION 5.11  Appraisals.................................................     94
SECTION 5.12  Depository Banks...........................................     94
SECTION 5.13  Environmental Laws.........................................     94
SECTION 5.14  Additional Collateral; Further Assurances..................     95
SECTION 5.15  Stock of First-Tier Foreign Subsidiaries...................     99


                                       iii

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
                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01  Indebtedness...............................................     99
SECTION 6.02  Liens......................................................    102
SECTION 6.03  Fundamental Changes........................................    106
SECTION 6.04  Disposition of Property....................................    107
SECTION 6.05  Restricted Payments........................................    109
SECTION 6.06  Capital Expenditures.......................................    109
SECTION 6.07  Investments................................................    110
SECTION 6.08  Optional Payments and Modifications of Certain Debt
              Instruments; Modifications of Organizational Documents.....    113
SECTION 6.09  Transactions with Affiliates...............................    114
SECTION 6.10  Swap Agreements............................................    114
SECTION 6.11  Changes in Fiscal Periods..................................    115
SECTION 6.12  Negative Pledge Clauses....................................    115
SECTION 6.13  Clauses Restricting Subsidiary Distributions...............    115
SECTION 6.14  Lines of Business..........................................    116
SECTION 6.15  Business of VIHI and Foreign Stock Holding Companies.......    116
SECTION 6.16  Indebtedness Under CNTA Exception..........................    116
SECTION 6.17  Liabilities of Oasis Holdings Statutory Trust..............    116
SECTION 6.18  Certain Payments...........................................    116
SECTION 6.19  Financial Covenants........................................    117

                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                            The Administrative Agent

                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01  Notices....................................................    123
SECTION 9.02  Waivers; Amendments........................................    125
SECTION 9.03  Expenses; Indemnity; Damage Waiver.........................    128
SECTION 9.04  Successors and Assigns.....................................    131
SECTION 9.05  Survival...................................................    135
SECTION 9.06  Counterparts; Integration; Effectiveness...................    135
SECTION 9.07  Severability...............................................    135
SECTION 9.08  Right of Setoff............................................    135
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                                       iv

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
SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of
              Process....................................................    136
SECTION 9.10  WAIVER OF JURY TRIAL.......................................    136
SECTION 9.11  Headings...................................................    137
SECTION 9.12  Confidentiality............................................    137
SECTION 9.13  Several Obligations; Nonreliance; Violation of Law.........    138
SECTION 9.14  USA PATRIOT Act............................................    138
SECTION 9.15  Disclosure.................................................    138
SECTION 9.16  Appointment for Perfection.................................    138
SECTION 9.17  Interest Rate Limitation...................................    139
SECTION 9.18  Intercreditor Agreement....................................    139

                                    ARTICLE X

                                  Loan Guaranty

SECTION 10.01 Guaranty...................................................    139
SECTION 10.02 Guaranty of Payment........................................    140
SECTION 10.03 No Discharge or Diminishment of Loan Guaranty..............    140
SECTION 10.04 Defenses Waived............................................    141
SECTION 10.05 Rights of Subrogation......................................    141
SECTION 10.06 Reinstatement; Stay of Acceleration........................    141
SECTION 10.07 Information................................................    141
SECTION 10.08 Termination................................................    142
SECTION 10.09 Taxes......................................................    142
SECTION 10.10 Maximum Liability..........................................    142
SECTION 10.11 Contribution...............................................    143
SECTION 10.12 Liability Cumulative.......................................    143

                                   ARTICLE XI

                           The Borrower Representative

SECTION 11.01 Appointment; Nature of Relationship........................    144
SECTION 11.02 Powers.....................................................    144
SECTION 11.03 Employment of Agents.......................................    144
SECTION 11.04 Notices....................................................    144
SECTION 11.05 Successor Borrower Representative..........................    144
SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate....    144


                                        v

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SCHEDULES:

Commitment Schedule
Schedule 1.01A   - Certain Accounts
Schedule 1.01B   - Initial Swap Obligations
Schedule 1.01C   - Mortgaged Properties
Schedule 1.01D   - Specified Assets
Schedule 2.07    - Existing Letters of Credit
Schedule 3.04    - Consents, Authorizations, Filings and Notices
Schedule 3.06    - Litigation
Schedule 3.09    - Intellectual Property
Schedule 3.13    - ERISA Matters
Schedule 3.14    - Subsidiaries
Schedule 3.19(a) - UCC Filing Jurisdictions
Schedule 3.19(b) - Mortgage Filing Jurisdictions
Schedule 3.20    - Insurance
Schedule 6.01(f) - Existing Indebtedness
Schedule 6.01(g) - Existing Credit Facilities of Foreign Facilities
Schedule 6.01(h) - Existing Factoring Programs
Schedule 6.02(f) - Existing Liens
Schedule 6.05(e) - Employee Programs
Schedule 6.07(o) - Existing Investments
Schedule 6.13    - Existing Restrictive Agreements

EXHIBITS:
Exhibit A   - Form of Assignment and Assumption
Exhibit B   - Form of Opinion of Borrower's Counsel
Exhibit C   - Form of Borrowing Base Certificate
Exhibit D-1 - Form of Annual / Quarterly Compliance Certificate
Exhibit D-2 - Form of Monthly Compliance Certificate
Exhibit E   - Form of Joinder Agreement
Exhibit F   - Form of Secretary's Certificate
Exhibit G   - Form of Chief Financial Officer's Certificate
Exhibit H   - Form of Solvency Certificate
Exhibit I   - Form of Mortgage
Exhibit J   - Form of Exemption Certificate

     CREDIT AGREEMENT dated as of August 14, 2006 (as it may be amended or modified from time to time, this "Agreement"), among VISTEON CORPORATION, a Delaware corporation (the "Company"), each subsidiary of the Company from time to time that is party hereto, (together with the Company and the successors of each of them, each a "Borrower" and, collectively, the "Borrowers"), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

     The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Account" has the meaning assigned to such term in the Security Agreement.

     "Account Debtor" means any Person obligated on an Account.

     "Acquired Non-Core Assets" means any assets acquired in a Permitted Acquisition and designated as "non-core assets" by notice from the Borrower Representative to the Administrative Agent within 30 days after the consummation thereof so long as such assets do not constitute more than 25% of the assets acquired in any such Permitted Acquisition.

     "Acquired Permitted Capital Expenditure Amount" has the meaning assigned to such term in Section 6.06(a).

     "Acquisition" means, with respect to any Person, (a) the acquisition by such Person of the Capital Stock of any other Person resulting in such other Person becoming a Subsidiary of such Person, (b) the acquisition by such Person of all or substantially all of the assets of any other Person, or (c) any merger or consolidation of a Subsidiary of such Person with any other Person so long as the surviving entity of such merger or consolidation is a Subsidiary of such Person.

     "Additional Eligible Equipment" means equipment which the Borrower Representative has elected to include as Eligible Equipment after the Effective Date; provided that:

     (a) the Administrative Agent shall have received written notice of such election from the Borrower Representative, together with (i) a certificate of a Financial Officer of the Borrower Representative setting forth in reasonable detail a schedule of such equipment and the location(s) thereof, (ii) invoices showing payment in full and, upon request of the Administrative Agent, other documentary evidence reasonably satisfactory to the Administrative Agent evidencing the purchase and acceptance of such equipment and the payment in full of the purchase price for such equipment, and (iii) an appraisal or appraisal update with respect to such equipment has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent;

     (b) such equipment shall satisfy the criteria for Eligible Equipment set forth in the definition thereof; and

     (c) no more than three such elections may be made by the Borrower Representative during any fiscal quarter.

     "Additional Eligible Real Property" means real property which the Borrower Representative has elected to include as Eligible Real Property after the Effective Date; provided that:

     (a) the Administrative Agent shall have received written notice of such election from the Borrower Representative, together with (i) a certificate of a Financial Officer of the Borrower Representative setting forth in reasonable detail a schedule of such real property and certifying the purchase price therefor (ii) invoices showing payment in full and, upon request of the Administrative Agent, other documentary evidence reasonably satisfactory to the Administrative Agent evidencing the purchase and acceptance of such real property and the payment in full of the purchase price for such real property, and (iii) an appraisal or appraisal update with respect to such real property has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent;

     (b) such real property shall satisfy the criteria for Eligible Real Property set forth in the definition thereof; and

     (c) no more than three such elections may be made by the Borrower Representative during any fiscal quarter.

     "Additional Reporting Trigger Event" has the meaning assigned to such term in Section 5.01.

     "Adjusted EBITDA" means, at any date of determination, an amount equal to
(a) EBITDA for the period from the first day of the first full quarter after the Effective Date to the last day of the most recent quarter ending prior to such date of determination for which financial statements have been delivered (treated as one accounting period) minus (b) the sum of (i) Capital Expenditures of the Company and its Subsidiaries for such period and (ii) the cash interest expense of the Company and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its permitted successors in such capacity appointed in accordance with Article VIII.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Aggregate Credit Exposure" means, at any time, the aggregate Credit Exposure of all the Lenders.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, on any determination date with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans or Overadvances, in each case outstanding on such date, a percentage equal to a fraction the numerator of which is such Lender's Revolving Commitment and the denominator of which is the aggregate Revolving Commitment of all Revolving Lenders (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender's share of the aggregate Revolving Exposures at that time) and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, in each case outstanding on such date, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments.

     "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, a rate per annum of 1.00% in the case of any ABR Loan, 2.00% in the case of any Eurodollar Loan, and 0.375% in the case of Commitment Fees.

     "Approved Fund" has the meaning assigned to such term in Section 9.04.

     "Asset Sale" means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section
6.04 other than pursuant to paragraphs (e), (j), (k), (l), (m) and (s) thereof) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $2,500,000.

     "Asset Sale Proceeds Deferred Amount" means, with respect to any Asset Sale Proceeds Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are applied neither to prepay the Obligations pursuant to Section 2.11(c) nor to prepay the Term Loan Facility pursuant to the mandatory prepayment provisions thereof, as a result of the delivery of a Note Repurchase Notice and/or a Reinvestment Notice, and/or an analogous notice under the Term Loan Facility, as the case may be.

     "Asset Sale Proceeds Event" means (a) any Asset Sale permitted under
Section 6.04(j), 6.04(k) or 6.04(l) in respect of which the Borrower Representative has delivered a Note Repurchase Notice and (b) any Asset Sale or Recovery Event in respect of which the Borrower Representative has delivered a Reinvestment Notice.

     "Asset Sale Proceeds Prepayment Amount" means with respect to any Asset Sale Proceeds Event, the Asset Sale Proceeds Deferred Amount relating thereto less any amount expended prior to the relevant Asset Sale Proceeds Prepayment Date (a) in the case of an Asset Sale Proceeds Event for which a Reinvestment Notice has been delivered, to finance a Permitted Acquisition or to acquire or repair assets useful in its business or to (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business) and/or (b) in the case of an Asset Sale Proceeds Event for which a Note Repurchase Notice has been delivered, to repurchase or redeem the 2010 Notes (or, to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes).

     "Asset Sale Proceeds Prepayment Date" means (a) with respect to any Asset Sale Proceeds Event for which a Reinvestment Notice has been delivered, the earlier of (i) the date occurring twelve months after such Asset Sale Proceeds Event and (ii) the date on which the Borrower Representative shall have notified the Administrative Agent in writing of its determination not to finance a Permitted Acquisition or to acquire or repair assets useful in the business of the Company or its Subsidiaries (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business) with all or any portion of the relevant Asset Sale Proceeds Deferred Amount and (b) with respect to any Asset Sale Proceeds Event for which a Note Repurchase Notice has been delivered, the earliest of (i) the date occurring six months after such Asset Sale Proceeds Event, (ii) the date on which the Borrower shall have determined not to repurchase or redeem the 2010 Notes (or, to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) with all or a portion of the relevant Asset Sale Proceeds Deferred Amount, and (iii) any date on which the requirements of
Section 6.18 for such repurchase or redemption are not met.

     "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Availability" means, at any time, an amount equal to (a) the lesser of the Revolving Commitment and the Borrowing Base minus (b) the Revolving Exposure (it being agreed that for purposes of calculating Availability, Revolving Exposure shall not include the aggregate undrawn amount of all outstanding Letters of Credit that have been at least 100% cash collateralized under arrangements satisfactory to the Administrative Agent and the Issuing Bank).

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Available Revolving Commitment" means, at any time, the Revolving Commitment then in effect minus the Revolving Exposure of all Revolving Lenders at such time.

     "Banking Services" means each and any of the following bank services provided to any Borrower by any Lender or any of its Affiliates: (a) commercial credit cards (other than commercial credit cards backed by letters of credit) and (b) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

     "Banking Services Obligations" of the Borrowers means any and all obligations of any Borrower to any Lender or any Affiliate of a Lender, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

     "Banking Services Reserves" means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services Obligations.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

     "Borrower" or "Borrowers" has the meaning assigned to such term in the first paragraph hereof.

     "Borrower Representative" means the Company, in its capacity as contractual representative of the Borrowers pursuant to Article XI.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

     "Borrowing Base" means, at any time, the sum of:

     (a) the product of (i) 85% multiplied by (ii) the Borrowers' Eligible Accounts at such time, minus the Dilution Reserve, minus any other Reserve related to Accounts at such time, plus

     (b) the lesser of (i) the product of (x) 65% multiplied by (y) the difference (if such difference is a positive number) between (A) the Borrowers' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, and (B) Inventory Reserves at such time and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by the Borrowers' Eligible Appraised Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, plus

     (c) the least of (i) $140,000,000, (ii) the Permitted Properties Amount and
(iii) the PP&E Component, minus

     (d) any other Reserves.

     The maximum amount of Ford Accounts which may be included as part of the Borrowing Base is 25% of the Borrowers' total Eligible Accounts, provided that the Administrative Agent in its Permitted Discretion may raise such limit if the credit rating of Ford is upgraded to at least investment grade or if any Controlled Affiliate of Ford has a credit rating reasonably acceptable to the Administrative Agent. The Administrative Agent may, in its Permitted Discretion, establish or adjust Reserves based on Changed Circumstances, with any such changes to be effective three (3) Business Days after receipt of notice thereof by the Borrower Representative (which may be oral notice, promptly confirmed in writing) and the Lenders, provided that notice via electronic mail sent to the Borrower Representative's notice electronic mail address(es) as set forth in
Section 9.01 shall be deemed received when sent). The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(f) of the Agreement.

     "Borrowing Base Certificate" means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form which is acceptable to the Administrative Agent in its sole discretion.

     "Borrowing Request" means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.02.

     "Business" has the meaning assigned to such term in Section 3.17(b).

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "CapEx Pull-Forward Amount" has the meaning assigned to such term in
Section 6.06(b).

     "Capital Expenditures" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include, without duplication: (a) the consideration for any Permitted Acquisition or Investments (other than Investments pursuant to Section 6.07(x)); (b) capital expenditures recorded as result of the consummation of any sale-leaseback transaction permitted hereunder; (c) capital expenditures financed with the net cash proceeds of any issuance of Capital Stock by the Company after the Effective Date; (d) capital expenditures in respect of the purchase price of equipment to the extent the consideration therefor consists of any combination of (i) equipment traded in at the time of such purchase pursuant to a Disposition permitted under Section 6.04(a) and (ii) the proceeds of a concurrent Disposition pursuant to Section 6.04(a) of equipment, in each case, in the ordinary course of business; (e) capital expenditures funded with any Asset Sale Proceeds Deferred Amount; (f) interest capitalized in respect of capital expenditures and (g) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Group Member) and for which no Group Member has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period), provided that the amount of capital expenditures excluded pursuant to this clause (g) shall not exceed $50,000,000 for all periods.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition or, with respect to any Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary, an equivalent obligation of the government of the country in which such Foreign Subsidiary transacts business, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000, and, with respect to any Foreign Subsidiary, time deposits, certificates of deposits, overnight bank deposits or bankers acceptances in the currency of any country in which such Foreign Subsidiary transacts business having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized in the United States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of another country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent); (c) commercial paper of an issuer rated at least A-1 (or the equivalent thereof) by Standard & Poor's Ratings Services ("S&P") or P-1 (or the equivalent thereof) by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within twelve months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) deposits available for withdrawal on demand with commercial banks organized in the Untied States having capital and surplus in excess of $100,000,000 or, with respect to any Foreign Subsidiary, a commercial bank organized under the laws of any other country in which such Foreign Subsidiary transacts business having total assets in excess of $100,000,000 (or its foreign currency equivalent), (h) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (g) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended,
(ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

     "Change in Control" means (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding common stock of the Company, or (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Changed Circumstances" means any material facts or circumstances that arise after the Effective Date or that otherwise first become known to the Administrative Agent after the Effective Date.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances or Overadvances.

     "CNTA Exception" means the exception set forth in Section 3.06 of the Existing Indenture providing that the Company and certain of its Domestic Subsidiaries may issue or assume certain "Debt" (as defined in the Existing Indenture) and "Attributable Debt" (as defined in the Existing Indenture) which is secured by a "Mortgage" (as defined in the Existing Indenture) on certain assets of the Company and certain of its Domestic Subsidiaries without requiring the "Securities" (as defined in the Existing Indenture) to be equally and ratably secured so long as such "Debt" and "Attributable Debt" does not exceed 15% of Consolidated Net Tangible Assets as reflected in the audited consolidated financial statements for the most recently completed fiscal year prior to the date such secured "Debt" or "Attributable Debt" is issued or assumed.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means any and all property of any Borrower, now existing or hereafter acquired, upon which a security interest or Lien is purported to be created by any Security Document.

     "Collateral Access Agreement" has the meaning assigned to such term in the Security Agreement.

     "Collection Account" has the meaning assigned to such term in the Security Agreement.

     "Commitment" means, with respect to each Lender, such Lender's Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender's Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

     "Commitment Fee" has the meaning assigned to such term in Section 2.12(a).

     "Commitment Increase" has the meaning assigned to such term in Section 2.01(b).

     "Commitment Increase Cap" has the meaning assigned to such term in Section 2.01(b).

     "Commitment Increase Lender" has the meaning assigned to such term in
Section 2.01(b).

     "Commitment Quarter" means each of the respective three-month periods during the term of this Agreement ending on September 30, December 31, March 31 and June 30.

     "Commitment Schedule" means the Schedule attached hereto identified as such.

     "Company" has the meaning assigned to such term in the first paragraph hereof.

     "Consolidated Covenant Period" means, from time to time with respect to any Consolidated Covenant Trigger Event, the period commencing with the most recently completed fiscal quarter prior to such Consolidated Covenant Trigger Event for which financial statements are available and ending with the Consolidated Covenant Termination Event (if any) next succeeding such Consolidated Covenant Trigger Event.

     "Consolidated Covenant Termination Event" means, from time to time, the occurrence of any period of fifteen or more consecutive Business Days for which Minimum Consolidated Excess Liquidity is at least $125,000,000.

     "Consolidated Covenant Trigger Event" means, from time to time, the occurrence of any period of five or more consecutive Business Days beginning after September 30, 2006, for which Minimum Consolidated Excess Liquidity is less than $100,000,000.

     "Consolidated EBIT" means, for any period, as to any person, the consolidated net income (or loss) of such Person for such period determined in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income, withholding, franchise and similar tax expense and (b) interest expense.

     "Consolidated EBITDA Disposition Percentage" means with respect to any Disposition, the percentage of EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered attributable to the property to be Disposed of in such Disposition.

     "Consolidated Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of any fiscal quarter of the Borrowers, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, for purposes hereof, "the unfinanced portion of Capital Expenditures" shall be deemed to include the portion of Capital Expenditures financed with Debt (i) that is a Secured Obligation, or (ii) that is an obligation under the Term Loan Facility.

     "Consolidated Leverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Consolidated Total Debt as of such date to (b) EBITDA for the period of four fiscal quarters ending as of such date, all calculated for the Company and its Subsidiaries on a consolidated basis.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, provided that Consolidated Net Income for any such period shall exclude, without duplication, (i) the cumulative effect of a change in accounting principles during such period, (ii) the income or loss of any Subsidiary (other than a Borrower) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Subsidiary or its stockholders (which has not been legally waived), (iii) the income or loss of any Person (other than a Subsidiary) in which the Company and its Subsidiaries have an ownership interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Company or one of its Subsidiaries by such Person during such period, and (iv) except as contemplated in the definition of EBITDA, the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries. There shall be excluded in determining Consolidated Net Income unrealized losses or gains in respect of Swap Agreements and other embedded derivatives or similar contracts that require the same accounting treatment as Swap Agreements.

     "Consolidated Net Tangible Assets" means, as calculated in accordance with GAAP, as of the date of determination, all amounts that would be set forth under the caption "total assets" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries less (i) all current liabilities and (ii) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries.

     "Consolidated Total Debt" means, as of any date and without duplication, the aggregate principal amount of all Debt of the Company and its Subsidiaries on a consolidated basis.

     "Continuing Directors" means the directors of the Company on the Effective Date and each other director, if, in each case, such other director's nomination for election to the board of directors of the Company is recommended by the committee of the board of directors designated to make such recommendations; provided that such committee has been appointed by 51% of the then Continuing Directors.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Controlled Affiliates" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, has Majority Control or is Majority Controlled by, or is under common Majority Control with, the Person specified.

     "Controlled Disbursement Account" means, collectively, any account of any Borrower maintained with the Administrative Agent as a zero balance, cash management account pursuant to and under any agreement between a Borrower and the Administrative Agent, as modified and amended from time to time, and through which all disbursements of a Borrower and any designated Subsidiary of a Borrower are made and settled on a daily basis with no uninvested balance remaining overnight.

     "Core Assets" means assets used to manufacture or produce goods for sale in climate control, interiors and electronics (including lighting) lines of business.

     "Covenant Trigger Event" means a Consolidated Covenant Trigger Event or a U.S. Covenant Trigger Event.

     "Credit Exposure" means, as to any Lender at any time, the sum of (a) such Lender's Revolving Exposure at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Protective Advances outstanding at such time.

     "Debt" means, as of any date, as to any Person, the sum of, without duplication (a) the amount outstanding on such date under notes, bonds, debentures, commercial paper, or other similar evidences of indebtedness for money borrowed of such Person and (b) all other amounts that would appear as debt on a consolidated balance sheet of such Person and its Subsidiaries as of such date in accordance with GAAP (excluding items which appear in the footnotes only).

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Designated Foreign Assets" means, at any date of determination, an amount equal to the sum of (a) 85% of the accounts receivable reflected in accordance with GAAP on the consolidated balance sheet of the Company as of the most recent date for which financial statements have been delivered which are attributable to Foreign Subsidiaries (other than Halla and its Subsidiaries) and (b) 65% of the inventory reflected on such balance sheet in accordance with GAAP which are attributable to such Foreign Subsidiaries.

     "Dilution Factors" shall mean, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrowers.

     "Dilution Ratio" shall mean, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the twelve (12) most recently ended fiscal months divided by (b) total gross sales for the twelve (12) most recently ended fiscal months.

     "Dilution Reserve" shall mean, at any date, (i) the amount by which the applicable Dilution Ratio exceeds 5% multiplied by (ii) the Eligible Accounts on such date.

     "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

     "Document" has the meaning assigned to such term in the Security Agreement.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Manufacturing Properties" has the meaning assigned to such term in the Existing Indenture.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

     "Dominion Trigger Event" has the meaning assigned to such term in the Security Agreement.

     "EBITDA" means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income, withholding, franchise and similar tax expense, (b) interest expense,
(c) amortization or write-off of debt discount or deferred financing costs and debt issuance costs and commissions, discounts and other fees, costs, expenses and charges associated with Indebtedness (including the Loans) and letters of credit, (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(f) any Permitted Non-Recurring Expenses or Losses, (g) charges subject to Pending Reimbursements from Ford which have not yet been reimbursed prior to the end of such period, (h) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (i) with respect to any discontinued operation, any loss resulting therefrom, (j) any one-time non-cash expenses or losses resulting from the closing of the Outsourcing Initiative, (k) non-recurring fees, costs and expenses associated with the transactions contemplated by this Agreement and the incurrence of the Loans hereunder, the incurrence of the term loans under the Term Loan Facility and the amendment to the "Existing Second Amended and Restated Credit Agreement" (as defined therein) in connection therewith, and the European Facility so long as such fees, costs and expenses are paid on or prior to September 30, 2006, (l) to the extent actually reimbursed, expenses incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition or other Investment, (m) any extraordinary charges in accordance with GAAP, (n) any unusual or non-recurring non-cash charges (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business and non-cash asset impairment charges but excluding non-cash charges incurred in the ordinary course of business that represent an accrual of, or reserve, for cash charges in a future period) and (o) cash restructuring charges related to Dispositions permitted under Sections 6.04(j) through (m), including, without limitation, those related to plant closures, severance costs and OPEB liabilities; provided that the aggregate amount of all such cash restructuring charges added pursuant to this clause (o) shall not exceed $75,000,000; and provided further that the aggregate amount of all such charges added during the first four quarters following the Effective Date shall not exceed $37,500,000 and the aggregate amount of all such charges during each subsequent four quarter period thereafter shall not exceed 50% of the amount equal to $75,000,000 less all such charges added pursuant to this clause (o) during the prior periods, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) any unusual or non-recurring non-cash income or gains, (ii) with respect to any discontinued operation, any gain resulting therefrom, (iii) any one-time income or gains from the closing of the Outsourcing Initiative and (iv) any cash payments made during such period in respect of items described in clause (n) above, all as determined on a consolidated basis. For the purposes of calculating EBITDA during any four quarter period in which a Material Acquisition or a Material Disposition has occurred (each, a "Reference Period"), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and
(ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. The pro forma calculations pursuant to the immediately preceding sentence shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, and may include pro forma adjustments in respect of cost savings (x) made in compliance with such Regulation S-X or (y) otherwise acceptable to the Administrative Agent in its discretion (but not exceeding, in the case of this clause (y), 10% of the EBITDA attributable to the relevant Material Acquisition).

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Eligible Accounts" means each Account of the Borrowers that, at the time of calculation of the Borrowing Base, is not ineligible for inclusion therein pursuant to any of clauses (a) through (x) below. Without limiting the Administrative Agent's Permitted Discretion provided herein, Eligible Accounts shall not include any Account:

     (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

     (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

     (c) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date (or, with respect to any Account which is set forth on Schedule 1.01A (as such schedule may be updated from time to time, any such update to be acceptable to the Administrative Agent in its Permitted Discretion), which is unpaid more than 105 days after the date of the original invoice therefor or more than 60 days after the original due date), or which has been written off the books of the Borrower or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

     (d) which is owing by an Account Debtor for which 50% or more of the dollar amount of all Accounts owing from such Account Debtor and its Controlled Affiliates are ineligible pursuant to clause (c) above;

     (e) which is owing by an Account Debtor but only to the extent of the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers in excess of 25% (or, with respect to Ford and/or any of its Controlled Affiliates, such other higher limit determined by the Administrative Agent, as set forth in the definition of Borrowing Base) of the aggregate amount of Eligible Accounts of all Borrowers;

     (f) with respect to which any applicable covenant, representation, or warranty contained in this Agreement or in any other Loan Document (including documentation with respect to applicable foreign jurisdictions) has been breached or is not true, in each case in any material respect;

     (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of a Borrower's business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a billing that is contingent upon a Borrower's completion of any further performance, (iv) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis,
(v) relates to payments of interest or (vi) relates to tooling;

     (h) for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by such Borrower or if such Account was invoiced more than once;

     (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason (other than bank error);

     (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

     (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets;

     (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or Canada or (ii) is not organized under applicable law of the U.S., any state of the U.S., Canada, or any province of Canada unless, in either case, such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

     (m) which is owed in any currency other than U.S. dollars or Canadian dollars;

     (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent which is in the possession of the Administrative Agent, or
(ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent's satisfaction;

     (o) which is owed by any Controlled Affiliate, employee, officer, director or agent of any Borrower;

     (p) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Borrower is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

     (q) which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

     (r) which is evidenced by any promissory note, chattel paper, or instrument;

     (s) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit such Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Borrower has filed such report or qualified to do business in such jurisdiction;

     (t) with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Borrower created a new receivable for the unpaid portion of such Account;

     (u) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

     (v) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Borrower has or has had an ownership interest in such goods, or which indicates any party other than such Borrower as payee or remittance party;

     (w) which was created on cash on delivery terms; or

     (x) which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor's inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever, in each case based upon any Changed Circumstances.

     In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent's Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Borrower to reduce the amount of such Account. Standards of eligibility may be made more restrictive from time to time based on Changed Circumstances solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three (3) Business Days after receipt of notice thereof by the Borrower Representative (which may be oral notice, promptly confirmed in writing) and the Lenders, provided that notice via electronic mail sent to the Borrower Representative's notice electronic mail address(es) as set forth in Section 9.01 shall be deemed received when sent).

     "Eligible Appraised Inventory" means (i) Inventory of a Borrower, minus
(ii) ineligible Inventory identified by the appraiser, in each case determined by category, as set forth in an Inventory appraisal or appraisal update delivered hereunder.

     "Eligible Equipment" means the equipment owned by a Borrower (i) described in the equipment appraisal as of the Effective Date or (ii) constituting Additional Eligible Equipment, in each case meeting each of the following requirements:

     (a) such Borrower has good title to such equipment;

     (b) such Borrower has the right to subject such equipment to a Lien in favor of the Administrative Agent; such equipment is subject to a first priority perfected Lien in favor of the Administrative Agent and is free and clear of all other Liens of any nature whatsoever (except for Permitted Encumbrances which do not have priority over the Lien in favor of the Administrative Agent);

     (c) the full purchase price for such equipment has been paid by such Borrower;

     (d) such equipment is located on premises (i) owned by such Borrower, which premises are subject to a first priority perfected Lien in favor of the Administrative Agent, or (ii) leased by such Borrower with respect to which, if the fair market value of the equipment in such leased premises exceeds $3,000,000 in the aggregate per location, (x) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (y) a Reserve for rent, charges, and other amounts due or to become due with respect to such premises has been established by the Administrative Agent in its Permitted Discretion; provided, however, that if the Administrative Agent determines that the appraisal of such equipment has already taken into account the applicable Reserve for rent and other amounts, clause (y) shall be deemed satisfied;

     (e) such equipment is in good working order and condition (ordinary wear and tear excepted and subject to minor repairs that do not materially impact use or value thereof) and is used or held for use by such Borrower in the ordinary course of business of such Borrower;

     (f) such equipment is not subject to any agreement which restricts the ability of such Borrower to use, sell, transport or dispose of such equipment or which restricts the Administrative Agent's ability to take possession of, sell or otherwise dispose of such equipment; and

     (g) such equipment does not constitute "fixtures" under the applicable laws of the jurisdiction in which such equipment is located unless appropriate fixture filings or other steps determined by the Administrative Agent have been taken to protect and preserve the first priority perfected nature of the Administrative Agent's lien, and unless such equipment is not, and is not intended or designed to be, permanently affixed.

     "Eligible Inventory" means all Inventory of a Borrower that, at the time of the calculation of the Borrowing Base, is not ineligible for inclusion therein pursuant to any of clauses (a) through (p) below. Without limiting the Administrative Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

     (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

     (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

     (c) which is, in the Administrative Agent's opinion, slow moving (provided that inventory shall not be considered to be "slow moving" solely due to planned shutdowns or strikes, so long as the Borrowers account and reserve for such inventory in accordance with their established policy (and so long as such policy is reasonable)), obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

     (d) with respect to which any applicable covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true, in each case in any material respect, and which does not conform to all standards with respect to such Inventory imposed by any Governmental Authority;

     (e) in which any Person other than such Borrower shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

     (f) which constitutes spare or replacement parts, tooling, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return (other than returned inventory that otherwise is Eligible Inventory that the Administrative Agent in its Permitted Discretion allows), repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

     (g) which is either (i) not located in the United States, Canada (other than Quebec province), or Mexico (subject to a limit of $25,000,000 with respect to Inventory located in Mexico), or is in transit outside, or to or from a point outside, the United States or Canada (except to the extent such Inventory is in transit to or from a point in Mexico and is within the $25,000,000 limit for Inventory located in Mexico listed above) or (ii) in transit with a common carrier from vendors and suppliers; provided that, with regard to Inventory located in Canada or in transit to or from Canada, such Inventory shall be subject to Canadian collateral arrangements reasonably satisfactory to the Administrative Agent, including, without limitation, PPSA searches and filings;

     (h) which is Inventory located in any location leased by such Borrower (i) at which no more than $1,000,000 of fair market value of Inventory is located, which is in excess of $2,500,000 of fair market value (in the aggregate, collectively with Inventory referred to in subclause (i) of clause (i) below), or (ii) at which Inventory in excess of $1,000,000 of fair market value is located, in each case unless (y) the lessor has delivered to the Administrative Agent a Collateral Access Agreement, or subordination agreement acceptable to the Administrative Agent, and such other documentation as the Administrative Agent may require, or (z) a Rent Reserve has been established by the Administrative Agent in its Permitted Discretion;

     (i) which is Inventory located in any third party warehouse or in the possession of a bailee (including a third party processor, but only to the extent that (i) such processing arrangement has been specifically disclosed to the Administrative Agent and (ii) the relevant Borrower has filed such UCC financing statements or comparable documents against such third party processor as are required to perfect and/or preserve such Borrower's interest in such Inventory as against such processor and its creditors) and is not evidenced by a Document (i) at which location or with which bailee no more than $1,000,000 of fair market value of Inventory is located, which is in excess of $2,500,000 of fair market value (in the aggregate, collectively with Inventory referred to in subclause (i) of clause (h) above), or (ii) at which location or with which bailee Inventory in excess of $1,000,000 of fair market value is located, in each case unless (y) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement, or subordination agreement acceptable to the Administrative Agent, and such other documentation as the Administrative Agent may require, or (z) a Reserve for rent, charges, and other amounts due or to become due with respect to such premises has been established by the Administrative Agent in its Permitted Discretion;

     (j) which is in-transit to or from a third party location or outside processor;

     (k) which is a discontinued product or component thereof in excess of quantities required under customer purchase agreements;

     (l) which is the subject of a consignment by such Borrower as consignor (other than inventory consigned by a Borrower to a maquiladora that is otherwise within the $25,000,000 of inventory allowed in Mexico and with respect to which such Borrower has perfected its interest and the Administrative Agent has a first priority perfected security interest);

     (m) which contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory on reasonably satisfactory terms without (i) infringing the rights of such licensor, or (ii) violating any contract with such licensor;

     (n) which is not reflected in a current perpetual inventory report of such Borrower;

     (o) for which reclamation rights have been asserted by the seller; or

     (p) which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever based upon any Changed Circumstances.

     In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. Standards of eligibility may be made more restrictive from time to time based on Changed Circumstances solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective three (3) Business Days after receipt of notice thereof by the Borrower Representative and the Lenders, provided that notice via electronic mail sent to the Borrower Representative's notice electronic mail address(es) as set forth in Section 9.01 shall be deemed received when sent).

     "Eligible Real Property" means the real property owned by a Borrower (i) listed on the real estate appraisal as of the Effective Date or (ii) constituting Additional Eligible Real Property, in each case (a) that is acceptable in the Permitted Discretion of the Administrative Agent for inclusion in the Borrowing Base, (b) in respect of which an appraisal report has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the

Administrative Agent, (c) in respect of which the Administrative Agent is satisfied in its Permitted Discretion that all actions necessary or desirable in order to create perfected first priority Lien on such real property have been taken, including, the filing and recording of Mortgages, (d) in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and which does not indicate any material pending, threatened or existing Environmental Liability, or material non compliance with any Environmental Law, in any case which could reasonably be expected to impair the value of such real property in any material respect or result in any material liability to the owner thereof, except (in the case of any such real property) to the extent a Reserve has been imposed by Administrative Agent in its Permitted Discretion with respect to such Environmental Liability or such non-compliance with Environmental Law, (e) which is adequately protected by fully-paid valid title insurance with endorsements and in amounts acceptable to the Administrative Agent in its Permitted Discretion, insuring that the Administrative Agent, for the benefit of the Lenders, shall have a perfected first priority Lien on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent, and (f) if required by the Administrative Agent: (I) an ALTA survey has been delivered for which all necessary fees have been paid and which is dated no more than 30 days prior to the date on which the applicable Mortgage is recorded, certified to Administrative Agent and the issuer of the title insurance policy in a manner satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the state in which such Eligible Real Property is located and acceptable to the Administrative Agent, and shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent; (II) in respect of which local counsel for the Agreement in states in which the Eligible Real Property is located have delivered a letter of opinion with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance satisfactory to the Administrative Agent; and (III) in respect of which such Borrower shall have used commercially reasonable efforts to obtain estoppel certificates executed by all tenants of such Eligible Real Property and such other consents, agreements and confirmations of lessors and third parties have been delivered as the Administrative Agent may deem necessary or desirable, together with evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to create perfected first priority Liens on the property described in the Mortgages have been taken.

     "Environmental Laws" means any and all foreign, Federal, state, local or municipal laws, rules having the force and effect of law, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer within the meaning of section 4001(b)(1)of ERISA or Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (h) any Person shall engage in a "prohibited transaction" (as defined in section 406 of ERISA or section 4975 of the Code) involving any Plan.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "European Facility" means the financing of Receivables and any Related Security (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financing) entered into on the date hereof by certain Foreign Subsidiaries organized under the laws of one or more jurisdictions in Europe and with respect to Portuguese Receivables, Bermuda, as described in the Information Memorandum.

     "European Facility Documents" means the "Transaction Documents" as defined in the European Facility.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Excepted Secured Debt Amount" means, on any date, an amount equal to 15% of Consolidated Net Tangible Assets, determined based on the most recent audited consolidated financial statements of the Borrower available to the Administrative Agent.

     "Excluded Foreign Subsidiary" means any Foreign Subsidiary in respect of which either (a) the pledge of more than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Secured Obligations, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company or its Subsidiaries.

     "Excluded Entity" means Atlantic Automotive Components, LLC; GCM/Visteon Automotive Systems, LLC; GCM/Visteon Automotive Leasing, LLC; AutoNeural Systems, LLC; and MIG-Visteon Automotive Systems, LLC; any other Subsidiary created after the Effective Date in connection with the establishment of a Joint Venture with any Person (other than a Group Member) which Subsidiary is not, and was never, a Wholly Owned Subsidiary; and the TMD Entities.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by a Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e) or (f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.17(a).

     "Existing Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of January 9, 2006, among the Company, the several financial institutions from time to time party thereto, Citicorp USA, Inc., as syndication agent and JPMorgan Chase Bank, N.A., as administrative agent, as amended from time to time.

     "Existing Indenture" means the Amended and Restated Indenture between the Borrower and J.P. Morgan Trust Company, National Association, dated as of March 10, 2004, as in effect as of the date hereof.

     "Existing Letter of Credit" means the letters of credit referred to on
Schedule 2.07.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means that certain Visteon Corporation Senior Credit Facilities Fee Letter, dated May 8, 2006, among Visteon Corporation, JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., and Citigroup Global Markets Inc.

     "Financial Officer" means the chief financial officer, chief accounting officer, treasurer or assistant treasurer of a Borrower.

     "Fixed Charges" means, with reference to any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness made during such period, plus expense for taxes paid in cash, plus dividends or distributions paid in cash, plus Capital Lease Obligation payments, plus cash contributions to any Plan (but only to the extent cash contributions to any Plan exceed $50,000,000 for the four fiscal quarters ending on the last day of the period of determination), all calculated for the Company and its Subsidiaries on a consolidated basis; provided that, for purposes only of calculating U.S. Fixed Charge Coverage Ratio, Fixed Charges (and the components thereof) shall be calculated with regard to the Borrowers only.

     "Ford" means Ford Motor Company, a Delaware corporation.

     "Ford Account" means any Eligible Account with respect to which Ford or any of its Controlled Affiliates is the Account Debtor.

     "Ford Documentation" means the definitive documentation executed in connection with the Ford Transactions.

     "Ford Transactions" means the collective reference to (i) the transfer of the properties contemplated by the Ford Documentation and certain associated assets from the Company to one or more separate entities that were acquired by Ford, (ii) the termination of the leasing arrangements for approximately 17,400 Ford-UAW employees, (iii) the relief by Ford of the Company's liability, including approximately $1,500,000,000 of previously deferred gains related to Ford-UAW post-retirement health care and life insurance benefit obligations, for former assigned employees and retirees and certain salaried retirees in an aggregate amount of approximately $2,000,000,000, (iv) the transfer of all assets in the Company's UAW Voluntary Employee Beneficiary Association to the Ford-UAW Voluntary Employee Beneficiary Association, (v) the reimbursement by Ford of up to $550,000,000 of additional restructuring actions by the Company, (vi) the payment by Ford of certain transferred inventory based on net book value at the time of the closing of the Ford Transactions, (vii) the loan by Ford to the Company in an amount of up to $250,000,000 (it being understood that such loan was terminated on September 30, 2005) and (viii) the issuance by the Company to Ford of warrants to purchase 25,000,000 shares of the Company's common stock at an exercise price of $6.90 per share and (ix) any other transactions described in the Ford Documentation.

     "Foreign Debt Base Amount" means, as of any date of determination, an amount equal to the sum of (a) 85% of the accounts receivable reflected on the consolidated balance sheet of the Company as of March 31, 2006 in accordance with GAAP which are attributable to Foreign Subsidiaries (other than Halla and its Subsidiaries) and (b) 65% of inventory reflected on such balance sheet in accordance with GAAP which are attributable to such Foreign Subsidiaries.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Plan" means any pension, retirement, superannuation or similar plan, arrangement agreement or policy (written or unwritten) sponsored, maintained or contributed to (or required to be contributed to) by the Company or any of its Affiliates.

     "Foreign Stock Holding Company" means any Domestic Subsidiary of the Company created or acquired to hold the Capital Stock of first-tier Foreign Subsidiaries, it being understood that each such Person shall be a passive holding company (with the only assets of such Person being the Capital Stock of first-tier Foreign Subsidiaries) and such Person shall be subject to the requirements of Section 6.15.

     "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

     "Funding Accounts" has the meaning assigned to such term in Section
4.01(h).

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

     "Group Members" means, collectively, the Company and its Subsidiaries.

     "Guarantee" as to any Person (the "guaranteeing person"), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements of instruments for deposit or collection or standard contractual indemnities, in each case in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     "Guaranteed Obligations" has the meaning assigned to such term in Section 10.01.

     "Halla" means Halla Climate Control Corporation, a South Korea corporation.

     "Immaterial Subsidiary" means a Subsidiary other than a Material
Subsidiary.

     "Indebtedness" of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and accrued expenses, in each case in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantees of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of Section 7.01(g) only, the Termination Value in respect of Swap Agreements of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (i) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith. To the extent not otherwise included, Indebtedness shall include an amount equal to the aggregate net outstanding amount theretofore paid by lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by the receivables subject to such Permitted Receivables Financing, as reduced from time to time by collections received by such lenders or purchasers or any discharge of the obligation to repay or repurchase such receivables.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Information Memorandum" means the Confidential Information Memorandum dated June, 2006, and furnished to certain Lenders.

     "Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent" pertains to a condition of Insolvency.

     "Intellectual Property" means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercreditor Agreement" means the Intercreditor Agreement, dated as of June 13, 2006, among the Company, the subsidiaries of the Company party thereto, the administrative agent under the Term Loan Facility, the collateral agent under the Existing Credit Agreement, and any other Persons from time to time party thereto.

     "Interest Election Request" means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.07.

     "Interest Expense" means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations but reduced by total interest income) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the first Business Day of each April, July, October and January and the Maturity Date, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and the Maturity Date.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter or, with the consent of each Lender, ending on the day that is one week or two weeks thereafter, in each case as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Inventory" has the meaning assigned to such term in the Security
Agreement.

     "Inventory Reserves" shall mean reserves against Inventory established from time to time by the Administrative Agent in its Permitted Discretion in accordance with this Agreement equal to the sum of the following:

     (a) a reserve for Shrink; and

     (b) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

     (c) a lower of the cost or market reserve for any differences between a Borrower's actual cost to produce versus its selling price to third parties; and

     (d) any other reserve established from time to time by the Administrative Agent in its Permitted Discretion based on Changed Circumstances.

     "Investment" has the meaning assigned to such term in Section 6.07.

     "Investment Basket" has the meaning assigned to such term in Section
6.07(i).

     "Issuing Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its permitted successors in such capacity as provided in
Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. In addition, any other Lender acceptable to the Administrative Agent in its Permitted Discretion and the Borrower Representative, which Lender has agreed pursuant to an agreement with, and in form and substance satisfactory to the Administrative Agent and the Borrower Representative, may issue one or more Letters of Credit, in which case the term "Issuing Bank" shall include any such Lender with respect to Letters of Credit issued by such Lender.

     "Joinder Agreement" has the meaning assigned to such term in Section 5.11.

     "Joint Lead Arrangers" means J.P. Morgan Securities Inc. and Citigroup Global Markets Inc.

     "Joint Venture" means any Person a portion (but not all) of the Capital Stock of which is owned by a Group Member but which is not a Wholly Owned Subsidiary and which is engaged in a business which is similar to or complementary with the business of the Group Member as permitted under Section
6.14 of this Agreement.

     "JPMCB" means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

     "LC Collateral Account" has the meaning assigned to such term in Section 2.06(j).

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on the Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued (or deemed issued) pursuant to this Agreement (including Section 2.06(k)).

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of an amount comparable to the amount of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Security Documents, the Intercreditor Agreement and all other agreements, instruments and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, and certificates whether heretofore, now or hereafter executed by or on behalf of any Borrower, or any employee of any Borrower, and delivered to the Administrative Agent or any Lender in connection with the Agreement or the Secured Obligations. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

     "Loan Guarantor" means each Borrower.

     "Loan Guaranty" means Article X of this Agreement.

     "Loans" means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances and Protective Advances.

     "Majority Control" means with respect to any Person (the "parent") at any date, (i) the ownership, control, or holding by parent of securities or other ownership interests representing 50% or more of the equity or 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interest of any other corporation, limited liability company, partnership, association or other entity (the "subject person"), (ii) occupation of 50% or more of the seats (other than vacant seats) on the board of directors of the subject person by Persons who were nominees, designees, or Related Parties of parent, or (iii) any circumstances that could require the accounts of the subject person to be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Terms such as "Majority Controlled" and "Majority Controlling" shall have corresponding meanings.

     "Manufacturing Subsidiaries" has the meaning assigned to such term in the Existing Indenture.

     "Material Acquisition" means any one or more related acquisitions of any business entity or entities, or of any operating unit or units of any business entity or entities, that become consolidated with the Company in accordance with GAAP and that involve the payment of consideration (including, without limitation, the assumption of debt) by the Company and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Loan Documents, (c) the Collateral, or the Administrative Agent's Liens (on behalf of itself and the Lenders) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Issuing Bank or the Lenders thereunder.

     "Material Disposition" means any one or more related dispositions by the Company or a Subsidiary of any business entity or entities, or of any operating unit or units of the Company or a Subsidiary, that become unconsolidated with the Company in accordance with GAAP and that involve the receipt of consideration by the Company and its Subsidiaries in excess of $25,000,000 in the aggregate during any Commitment Quarter; provided that the dispositions made in connection with the Ford Transactions shall not be considered Material Dispositions.

     "Material Domestic Subsidiary" means any Material Subsidiary that is a Domestic Subsidiary.

     "Material Group Members" means all Group Members other than Immaterial Subsidiaries.

     "Material Subsidiary" means any Subsidiary of the Company with revenues of more than 10% of the consolidated revenues of the Company and its Subsidiaries and Consolidated EBIT of more than 0 as of the last fiscal year for which financial statements have been delivered to the Administrative Agent under
Section 5.01(a).

     "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" means August 14, 2011, or any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Maximum Liability" has the meaning assigned to such term in Section 10.10.

     "Minimum Consolidated Excess Liquidity" means, as at any date the sum of
(i) Minimum Excess Liquidity as at such date, plus (ii) the USD Equivalent (as defined in the European Facility Documents) of the aggregate amount of cash and cash equivalents of the Sellers (as defined in the European Facility Documents) deposited or held in deposit or investment accounts maintained with Citibank, N.A. or any of its Affiliates (as defined in the European Facility Documents) and up to two other Lenders (as defined in the European Facility Documents) as at such date, plus (iii) the difference of (A) the lower of (I) the Variable Funding Facility Limit (as defined in the European Facility Documents) and the product of the Net Receivables Pool Balance (as defined in the European Facility Documents) as at such date and (II) the then applicable Adjusted Advance Rate (as defined in the European Facility Documents) minus (B) the aggregate USD Equivalent of the Principal Amount Outstanding (as defined in the European Facility Documents) of all Notes (as defined in the European Facility Documents) as at such date.

     "Minimum Excess Liquidity" means the sum of Availability plus the amount of cash and Cash Equivalents belonging to the Borrowers deposited or held in deposit accounts or investment accounts maintained with JPMorgan Chase Bank, N.A. or its Affiliates and up to two other Lenders or their Affiliates, in each case that are subject to control agreements reasonably acceptable to the Administrative Agent (including an obligation to use commercially reasonable efforts to deliver simultaneous copies of account statements and other communications by the depository bank to the Administrative Agent, provided that if any such depository bank fails to deliver an account statement to the Administrative Agent, upon prompt delivery by the Borrowers of such account statement (or a copy thereof) to the Administrative Agent, the calculation of Minimum Excess Liquidity shall be based upon such statement (or copy) delivered by the Borrowers, subject to verification thereof by the Administrative Agent with the depository bank in its discretion).

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgaged Properties" means the real properties listed on Schedule 1.01C, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

     "Mortgages" means each of the mortgages and deeds of trust made by any Borrower in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit I (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded).

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Cash Proceeds" means, (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), pension or OPEB liabilities paid or reserved with respect to any such assets and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve established in accordance with GAAP with respect to liabilities associated with such Asset Sale (provided that "Net Cash Proceeds" shall include any such amounts received upon the reversal of any such reserve) and (b) in connection with any incurrence of Indebtedness, issuance of Capital Stock or capital contribution, the cash proceeds received from such incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

     "Net Orderly Liquidation Value" means, with respect to Inventory or equipment of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of (but without duplication) all costs of liquidation thereof.

     "Non-Consenting Lender" has the meaning assigned to such term in Section 9.02(e).

     "Non-Borrower Intercompany Debt Basket" has the meaning assigned to such term in Section 6.07(h).

     "Non-Paying Guarantor" has the meaning assigned to such term in Section 10.11.

     "Non-Recourse Debt" means all Indebtedness that, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Company as a liability.

     "Note Repurchase Notice" means a written notice executed by a Financial Officer stating that (i) no Default has occurred and is continuing or would result from such purchase or redemption, (ii) pro forma Availability, after giving effect to the applicable Asset Sale, is not less than zero, (iii) full cash dominion is not in effect pursuant to Section 7.3 of the Security Agreement, and would not result from the applicable Asset Sale and/or the application of such Net Cash Proceeds as set forth in clause (iv) below, and
(iv) that the Borrowers intend or expect to use all or a portion of the Net Cash Proceeds of an Asset Sale permitted under Sections 6.04(j), 6.04(k) or 6.04(l) to repurchase or redeem the 2010 Notes, or to the extent the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes; provided, that no Note Repurchase Notice shall be issued at any time that repurchase or redemption of the 2010 Notes or the 2014 Notes is prohibited by Section 6.18.

     "Obligated Party" has the meaning assigned to such term in Section 10.02.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Administrative Agent, the Issuing Bank or any indemnified party arising under the Loan Documents, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts that would accrue and become due but for the commencement of such case, whether or more such amounts are allowed or allowable in whole or in part in such case).

     "Other Securitization Assets" means, with respect to any Receivable subject to a Permitted Receivables Financing, all collections relating to such Receivable and all lock-boxes and similar arrangements and collection accounts into which the proceeds of such Receivable or a Related Security with respect to such Receivable are collected or deposited, all rights of any Borrower or any Subsidiary in, to and under the related purchase and sale agreements, and all other rights and payments relating to such Receivable.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Outsourcing Initiative" means, collectively (a) any sale or transfer for fair market value (taking into account the terms and conditions of the purchase agreement described in clause (b) below) by the Company or any Subsidiary of Core Assets related to a particular line of business (or a portion thereof) to any Person; provided that the book value of such Core Assets shall not exceed $250,000,000, and (b) an agreement by the Company or any Subsidiary to purchase parts relating to such line of business (or a portion thereof) from such Person.

     "Overadvance" has the meaning assigned to such term in Section 2.05(b).

     "Participant" has the meaning set forth in Section 9.04.

     "Paying Guarantor" has the meaning assigned to such term in Section 10.11.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "Pending Reimbursements" means reimbursements for restructuring charges taken by the Company which are eligible for reimbursement by Ford pursuant to the Ford Documentation (with eligibility determined as of the date of delivery of the compliance certificate for the relevant period pursuant to Section 5.01(c)) but which have not yet been reimbursed by Ford as of the last day of the relevant period; provided that such Pending Reimbursements shall not exceed $200,000,000 in the aggregate for any period. The compliance certificate delivered in connection with the relevant financial statements shall include all information and calculations with respect to the Pending Reimbursements.

     "Permitted Acquisition" means any Acquisition with respect to which each of the following conditions have been satisfied:

     (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition;

     (b) Such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action which alleges that any such Acquisition will violate any Requirement of Law;

     (c) The consideration for such Acquisition shall consist exclusively of (i) newly issued shares of Capital Stock of the Company, (ii) consideration permitted under Section 6.07(i) or (iii) the reinvestment of Net Cash Proceeds to the extent permitted under Section 2.11(c); and

     (d) The Borrower shall, upon consummation of such Acquisition, be in compliance with the requirements of Section 5.14 with respect to the assets and Capital Stock acquired in such Acquisition.

     "Permitted Additional Debt" means Permitted Debt that (a) issued by the Company that is not Guaranteed by any Person that is not a Borrower and (b) has terms and conditions (other than interest rates, which shall be market rates for debt securities with comparable terms) that are customary for high-yield debt securities of the same type as such Permitted Debt.

     "Permitted Debt" means Indebtedness for borrowed money in respect of debt securities issued in a capital markets transaction that is (a) unsecured, (b) matures no earlier than, and does not require any scheduled principal payments until at least 180 days after the Maturity Date and (c) does not include any mandatory redemption, sinking fund or similar provisions (including the rights on the part of any holder to require the redemption or repurchase of any such Indebtedness or to convert any such Indebtedness), in each case that could require any payment of or on account of principal in respect thereof until at least 180 days after the Maturity Date, other than pursuant to change of control or asset sale provisions customary for high-yield debt securities of the same type as such Indebtedness.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Encumbrances" means the liens permitted under Sections 6.02(a) through (e) of this Agreement.

     "Permitted Non-Recurring Expenses or Losses" means non-recurring non-cash expenses or losses and non-recurring cash expenses or losses relating to the Ford Transactions and identified prior to the Effective Date in an amount not to exceed $350,000,000 in the aggregate.

     "Permitted Properties Amount" means the sum of (i) the maximum amount of indebtedness permitted to be secured by Domestic Manufacturing Properties without requiring that the bonds outstanding under the Existing Indenture be equally and ratably secured (taking into account all other indebtedness secured by the Domestic Manufacturing Properties and the capital stock and indebtedness, including intercompany indebtedness, of the Manufacturing Subsidiaries) plus
(ii) the borrowing capacity that is generated by that portion of the PP&E Component that is not Domestic Manufacturing Properties.

     "Permitted Receivables Financings" means, at any date of determination, the aggregate amount of (i) any Non-Recourse Debt outstanding on such date relating to the sale or financing of Receivables and any Related Security or (ii) other sales (in connection with financings of) and financings of Receivables and any Related Security of the Company or any of its Subsidiaries (it being understood that Standard Securitization Undertakings shall be permitted in connection with such financings).

     "Permitted Restructuring Transaction" means the sale, contribution or other transfer by the Borrower or any Subsidiary (the "Assignor") of its ownership interest in a newly created Domestic Subsidiary (created for the purpose of holding intercompany loans or other receivables from Foreign Subsidiaries and which engages in no other business or activities) or a Foreign Subsidiary to another Foreign Subsidiary (which transferee Foreign Subsidiary may have dual incorporation in the United States and a foreign jurisdiction (it being understood that any such entity shall not be a Domestic Subsidiary for purposes of this Agreement and shall be treated as a Foreign Subsidiary for all purposes) of the Company (the "Acquiring Subsidiary") for cash or non-cash consideration with any cash consideration to be paid by the Acquiring Subsidiary from (i) an intercompany loan from the Company or another Subsidiary to the Acquiring Subsidiary otherwise permitted hereunder or (ii) cash or Cash Equivalents of the Acquiring Subsidiary (not representing proceeds described in clause (i) above).

     "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PP&E Component" shall mean, at the time of any determination, an amount equal to the sum of (i) 75% of the fair market value of the Borrowers' Eligible Real Estate (the "Real Estate Component"), plus (ii) 75% of the Net Orderly Liquidation Value of the Borrowers' Eligible Equipment (the "Equipment Component"), less (iii) Reserves established by the Administrative Agent in its Permitted Discretion; provided, that the PP&E Component shall be reduced on the first day of each fiscal quarter (other than any fiscal quarter in which the Real Estate Component and the Equipment Component are reset pursuant to the proviso below) by an amount equal to the sum of (I) the quotient of (1) the Real Estate Component, divided by (2) 40, plus (II) the quotient of (1) the Equipment Component, divided by (2) 20; provided, further, that the Borrower Representative may elect (at its option) to have Eligible Equipment and Eligible Real Estate reappraised on an annual basis, in which event the Real Estate Component and the Equipment Component shall be reset on the first day of the fiscal quarter immediately after each such annual reappraisal to reflect such reappraisal.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Pro Forma Balance Sheet" has the meaning assigned to such term in Section 3.01(a).

     "Projections" has the meaning assigned to such term in Section 5.01(e).

     "Properties" has the meaning assigned to such term in Section 3.17(a).

     "Protective Advance" has the meaning assigned to such term in Section 2.04.

     "Receivables" means, with respect to any Permitted Receivable Financing, any indebtedness and other obligations owed to the Company or any relevant Subsidiary, or in which such party has a security interest or other interest, or any right of the Company or such Subsidiary to payment from or on behalf of an obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services by the Company or such Subsidiary, including, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto.

     "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member.

     "Register" has the meaning set forth in Section 9.04.

     "Regulation U" means Regulation U of the Board as in effect from time to time.

     "Reinvestment Notice" means a written notice executed by a Financial Officer stating that (i) no Default has occurred and is continuing or would result from the proposed reinvestment, (ii) pro forma Availability, after giving effect to the applicable Asset Sale or Recovery Event, is not less than zero,
(iii) full cash dominion is not in effect pursuant to Section 7.3 of the Security Agreement, and would not result from the applicable Asset Sale or Recovery Event and/or the application of such Net Cash Proceeds as set forth in clause (iv) below, and (iii) the Company (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to finance a Permitted Acquisition or to acquire or repair assets useful in its business (other than, except in the case of a Recovery Event relating thereto, the acquisition of inventory and other current assets in the ordinary course of business).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Related Security" means, with respect to any Receivable, (a) all of the Company's (or the relevant Subsidiary's) interest, in any inventory and goods (including returned or repossessed inventory and goods), and documentation or title evidencing the shipment or storage of any inventory and goods (including returned or repossessed inventory and goods), relating to any sale giving rise to such Receivable, and all insurance contracts with respect thereto; (b) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, together with all UCC financing statements or similar filings and security agreements describing any collateral relating thereto; (c) all guaranties, letters of credit, letter of credit rights, supporting obligations, indemnities, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such

Receivable or otherwise relating to such Receivable; (d) all service contracts and other contracts, agreements, instruments and other writings associated with such Receivable; (e) all records related to such Receivable or any of the foregoing; (f) all of the Company's or relevant Subsidiary's right, title and interest in, to and under the sales agreement and related performance guaranty and the like in respect of such Receivable; and (g) all proceeds of any of the foregoing.

     "Rent Reserve" means, with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located (other than any Inventory with respect to which the Administrative Agent has determined that such Liens have been waived to the Administrative Agent's satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement), a reserve equal to up to two (2) months' rent at such store, warehouse distribution center, regional distribution center or depot.

     "Reorganization" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Report" means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the Borrowers' assets from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent.

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
Section 4043.

     "Reporting Trigger Event" has the meaning assigned to such term in Section 5.01.

     "Required Lenders" means, at any time, Lenders having Credit Exposure and unused Commitments representing a majority of the sum of the total Credit Exposure and unused Commitments at such time.

     "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserves" means Dilution Reserves, Inventory Reserves, Rent Reserves and any other reserves which the Administrative Agent deems necessary, in its reasonable judgment, to maintain (including, without limitation, an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for consignee's, warehousemen's and bailee's charges, reserves for Swap Obligations, reserves for contingent liabilities of any Borrower, reserves for uninsured losses of any Borrower, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Borrower.

     "Restricted Payment" has the meaning assigned to such term in Section 6.05.

     "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04, or (c) increased from time to time pursuant to a Commitment Increase pursuant to
Section 2.01(b). The initial amount of each Lender's Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $350,000,000.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of, without duplication, (i) the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure, plus (ii) an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

     "Revolving Lender" means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

     "Revolving Loan" means a Loan made pursuant to Section 2.01(a).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Schedule 6.01(g) Aggregate Amount" has the meaning assigned to such term in Section 6.01(g).

     "SEC" means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "Secured Obligations" means all Obligations, together with all (i) Banking Services Obligations and (ii) Swap Obligations owing to one or more Lenders or their respective Affiliates that are listed on Schedule 1.01B (provided that Swap Obligations of JPMCB or an Affiliate of JPMCB shall not be required to be so listed in order to be Secured Obligations) or are entered into after the Effective Date; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed (other than a Swap Obligation listed on Schedule 1.01B), the Lender party thereto or whose Affiliate is a party thereto (other than JPMCB or an Affiliate of JPMCB) shall have delivered written notice to the Administrative Agent that such a transaction has been, or is about to be, entered into and that it constitutes a Secured Obligation entitled to the benefits of the Security Documents.

     "Secured Parties" means, collectively, (i) the Administrative Agent, (ii) the Lenders, (iii) the Issuing Bank, (iv) any Lender or an Affiliate of a Lender providing any Banking Services Obligations, and (v) any Lender or Affiliate of a Lender which is a counterparty to any Swap Obligation that constitutes a Secured Obligation.

     "Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, among the Borrowers and the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, and any other pledge or security agreement entered into, after the date of this Agreement by any other Borrower (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

     "Security Documents" means, collectively, the Security Agreement, the Mortgages, the account control agreements, and any other documents granting a Lien upon, or control (for UCC purposes) of, the Collateral as security for payment of the Secured Obligations. The Security Documents are "ABL Security Documents" for purposes of the Intercreditor Agreement.

     "Settlement" has the meaning assigned to such term in Section 2.05(d).

     "Settlement Date" has the meaning assigned to such term in Section 2.05(d).

     "Shrink" means Inventory that is lost, misplaced or stolen.

     "Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan, that is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any ERISA Affiliate.

     "Specified Assets" means the assets described on Schedule 1.01D.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary which are reasonably customary in a securitization or other sales (in connection with financings of) and financings of Receivables and any Related Security, including, without limitation, those relating to the servicing of assets of such securitization or financing; provided that, other than in connection with the European Facility, in no event shall Standard Securitization Undertakings include any guarantee of indebtedness incurred in connection with the such securitization or such financing (other than (i) in the case of Section 6.01(i), guarantees of obligations of participating Foreign Subsidiaries in respect thereof by other Foreign Subsidiaries and (ii) in the case of 6.01(h), guarantees of obligations of participating Domestic Subsidiaries in respect thereof by the participating Domestic Subsidiaries).

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having more than 50% of the ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Supermajority Lenders" means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66-2/3% of the sum of the total Credit Exposure and unused Commitments at such time.

     "Swap Agreement" means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a

"Swap Agreement" and (b) any agreement with respect to any transactions (together with any related confirmations) which are subject to the terms and conditions of, or are governed by, any master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other similar master agreement.

     "Swap Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

     "Swingline Lender" means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" has the meaning assigned to such term in Section 2.05(a).

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loan Facility" means the Credit Agreement, dated as of June 13, 2006, among the Company, the lenders party thereto, JPMCB, as administrative agent, and the other agents party thereto, as amended, restated, supplemented or modified from time to time.

     "Term Loan Facility Documents" means the "Loan Documents" as defined in the Term Loan Facility.

     "Termination Value" means, on any date in respect of any Swap Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreement, (a) if such Swap Agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Swap Agreement and (b) if such Swap Agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Swap Agreement, which mark-to-market value shall be determined by reference to one or more mid-market or other readily available quotations provided by any recognized dealer (including any Lender or an Affiliate of any Lender) of such Swap Agreements.

     "TMD Entities" means Toledo Mold & Die, Inc., any Subsidiary thereof, and any Person the assets of which consist principally of the Capital Stock of Toledo Mold & Die, Inc. and created for the principal purpose of holding such Capital Stock.

     "Total Indebtedness" means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Transferee" means an assignee of a Lender, or a Participant.

     "2010 Notes" means the 8.25% notes due 2010 issued pursuant to the Existing Indenture.

     "2014 Notes" means the 7.00% notes due 2014 issued pursuant to the Existing Indenture.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

     "Uncertificated Foreign Jurisdiction" means the jurisdiction of organization of a Foreign Subsidiary to the extent the Capital Stock of such Foreign Subsidiary is uncertificated.

     "U.S. Covenant Period" means, from time to time with respect to any U.S. Covenant Trigger Event, the period commencing with the most recently completed fiscal quarter prior to such U.S. Covenant Trigger Event for which financial statements are available and ending with the U.S. Covenant Termination Event (if any) next succeeding such U.S. Covenant Trigger Event.

     "U.S. Covenant Termination Event" means, from time to time, the occurrence of any period of fifteen or more consecutive Business Days for which Minimum Excess Liquidity is at least $100,000,000.

     "U.S. Covenant Trigger Event" means, from time to time, the occurrence of any period of five or more consecutive Business Days beginning after September 30, 2006 for which Minimum Excess Liquidity is less than $75,000,000.

     "U.S. Fixed Charge Coverage Ratio" means, the ratio, determined as of the end of any fiscal quarter of the Borrowers, of (a) EBITDA minus the unfinanced portion of Capital Expenditures to (b) Fixed Charges, all calculated for the Borrowers on a consolidated basis in accordance with GAAP; provided that, for purposes hereof, "the unfinanced portion of Capital Expenditures" shall be deemed to include the portion of Capital Expenditures financed with Debt (i) that is a Secured Obligation, or (ii) that is an obligation under the Term Loan Facility.

     "Utilized Secured Debt Amount" means, on any date, the aggregate amount of
(i) "Debt" (as defined in the Existing Indenture) of the Company or any Manufacturing Subsidiary secured by a "Mortgage" (as defined in the Existing Indenture) upon any Domestic Manufacturing Property of the Company or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary as of such date and (ii) "Attributable Debt" (as defined in the Existing Indenture) of the Company and its Manufacturing Subsidiaries in respect of sale and leaseback transactions as of such date.

     "VIHI" means Visteon International Holdings, Inc., a Delaware corporation.

     "Visteon Village" has the meaning assigned to such term in Section 6.01(o).

     "Visteon Village Lease" means the Master Lease dated as of October 31, 2002, between Oasis Holdings Statutory Trust, as lessor, and the Company, as lessee, as amended.

     "Wholly Owned Borrower" means any Borrower that is a Wholly Owned Subsidiary of the Company.

     "Wholly Owned Subsidiary" means, as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares or other de minimis shares held by any Person, each as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For purposes of calculating Consolidated Fixed Charge Coverage Ratio during any Consolidated Covenant Period, the components thereof shall be calculated with regard to the Company and its Subsidiaries, and for purposes of calculating U.S. Fixed Charge Coverage Ratio during any U.S. Covenant Period, the components thereof shall be calculated with regard to the Borrowers only.

                                   ARTICLE II

                                   THE CREDITS

     SECTION 2.01 The Facility. (a) Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (b) the total Revolving Exposures exceeding the lesser of (i) the sum of the total Revolving Commitments or (ii) the Borrowing Base, subject to the Administrative Agent's authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section

2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

     (b) Commitment Increase. From time to time after the Effective Date and the occurrence of Successful Syndication (as such term is defined in the Fee Letter), the Revolving Commitments may be increased (but in no event in excess of $100,000,000 in the aggregate for all such increases) (the "Commitment Increase Cap") such that the aggregate Revolving Commitments shall at no time exceed $450,000,000 (any such increase, a "Commitment Increase") at the option of the Borrower pursuant to delivery of written notice of a proposed Commitment Increase to the Administrative Agent if each of the following conditions have been met:

          (i) no Default or Event of Default shall have occurred and be continuing or would result from such Commitment Increase;

          (ii) all representations and warranties of the Borrowers contained in any Loan Document shall be true and correct in all material respects on and as of the date of the proposed Commitment Increase (except to the extent any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date), both immediately before and immediately after giving effect thereto;

          (iii) the Borrower Representative shall have obtained commitments of one or more lenders reasonably acceptable to the Administrative Agent (each, a "Commitment Increase Lender") to provide the Commitment Increase;

          (iv) no Commitment Increase may be in an amount less than $10,000,000, and each Commitment Increase shall be in an integral multiple of $1,000,000;

          (v) the proposed Commitment Increase has been consented to in writing by Administrative Agent and each Commitment Increase Lender;

          (vi) the proposed Commitment Increase, together with any prior Commitment Increase, shall not exceed the Commitment Increase Cap; and

          (vii) the Administrative Agent shall have received joinders and amendments to this Agreement and the Loan Documents, and all other promissory notes, agreements, certificates, documents and instruments reasonably satisfactory to Administrative Agent in its reasonable discretion evidencing and setting forth the conditions of the Commitment Increase.

Each of Borrowers, Lenders and Administrative Agent acknowledge and agree that each Commitment Increase meeting the conditions set forth in this Section 2.01(b), and any technical or similar amendment to the Loan Documents necessary to effect such increase), shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Revolving Commitments in connection with such proposed Commitment Increase.

     SECTION 2.02 Loans and Borrowings. (a) Each Loan (other than a Swingline
Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Any Protective Advance, any Overadvance and any Swingline Loan shall be made in accordance with the procedures set forth in
Section 2.04 and 2.05.

     (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that, except as provided in the last sentence of this clause (b), all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. The Borrowers and the Administrative Agent may agree to arrangements pursuant to which the Borrowers may, on the Effective Date, make Eurodollar Borrowings having an Interest Period of one month (or as otherwise agreed by the Administrative Agent and the Borrowers).

     (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. ABR Revolving Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03 Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone
(a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable (except as otherwise specifically provided in this Article II) and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

          (i)  the name of the applicable Borrower;

          (ii) the aggregate amount of the requested Borrowing and, if applicable, a breakdown of the separate wires comprising such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period."

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the applicable Borrower(s) shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04 Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective Advances"); provided that, the aggregate amount of Protective Advances outstanding at any time shall not at any time exceed $20,000,000; provided further that, the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The Administrative Agent's authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

     (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

     SECTION 2.05 Swingline Loans and Overadvances. (a) The Administrative Agent, the Swingline Lender and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, upon notice of the Borrower Representative to the Administrative Agent and the Swingline Lender, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender shall advance, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the applicable Borrowing date to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a "Swingline Loan"), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender shall, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s) (or, in the case of a Swingline Loan made to finance reimbursement of an LC Disbursement, as provided in Section 2.06(e), by


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

remittance to the Issuing Bank), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn on any Controlled Disbursement Account that day (as determined based on notice from the Administrative Agent). If the conditions for borrowing under Section 4.02 cannot in fact be fulfilled, (x) the Borrower Representative shall give notice (a "Noncompliance Notice") thereof to the Administrative Agent and the Swingline Lender, and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice. Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans commencing one
(1) Business Day after the Noncompliance Notice is furnished to the Lenders. The aggregate amount of Swingline Loans outstanding at any time shall not exceed $25,000,000. The Swingline Lender shall not make any Swingline Loan to the extent the requested Swingline Loan exceeds Availability. All Swingline Loans shall be ABR Borrowings. The Borrowers may borrow, prepay, repay and reborrow Swingline Loans.

     (b) Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to the Borrowers, on behalf of the Revolving Lenders, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as "Overadvances"); provided that, no Overadvance shall result in a Default due to Borrowers' failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in
Section 4.02 have not been satisfied. All Overadvances shall constitute ABR Borrowings. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $10,000,000 at any time, no Overadvance may remain outstanding for more than thirty days and no Overadvance shall cause any Revolving Lender's Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent's authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof.

     (c) Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations (as set forth in clause (d) below with respect to Swingline Loans). From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.


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

     (d) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a "Settlement") with the Revolving Lenders on at least a weekly basis or more frequently on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the "Settlement Date"). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender's Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender's Swingline Loans and, together with Swingline Lender's Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

     SECTION 2.06 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower (or for the account of another Domestic Subsidiary so long as a Borrower is the applicant), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (prior to 11:00 am, Chicago time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension or such shorter period as the Issuing Bank shall agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal


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

or extension (i) the LC Exposure shall not exceed $250,000,000 and (ii) the total Revolving Exposures shall not exceed the lesser of the total Revolving Commitments and the Borrowing Base.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above)); and provided, further, that a Letter of Credit may, upon the request of the applicable Borrower, be renewed for a period beyond the date that is five Business Days prior to the Maturity Date if such Letter of Credit has become subject to cash collateralization (at 103% of the face value of such Letter of Credit) or other arrangements, in each case satisfactory to the Administrative Agent and the Issuing Bank, and the Issuing Bank has released the Revolving Lenders in writing from their participation obligations with respect to such Letter of Credit.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Chicago time, on the date that such LC Disbursement is made, if the Borrowers Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date, or, if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., Chicago time, on (i) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or
(ii) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such


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

time on the day of receipt; provided that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers' obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrowers' joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers' obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of


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

Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced with another Lender (or Affiliate of a Lender) at any time by written agreement among the Borrower Representative, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and


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

obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the "LC Collateral Account"), an amount in cash equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h)(i) or (h)(ii) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits (which investment shall occur following written notice from the Borrower Representative), with the type of investments to be made in the sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived.

     (k) Existing Letters of Credit. On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into Letters of Credit issued pursuant to this Section 2.07 for the account of the Borrowers and subject to the provisions hereof, and for this purpose fees in respect thereof pursuant to Section 2.12(b) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such Existing Letters of Credit, except to the extent that such fees are also payable pursuant to Section 2.12(b)) as if such Existing Letters of Credit had been issued on the Effective Date, (ii) JPMorgan Chase shall be deemed to be the Issuing Bank with respect to such Existing Letters of Credit, (iii) such Letters of Credit shall be included in the calculation of LC Exposure and (iv) all liabilities of the Borrowers with respect to such Existing Letters of Credit shall constitute Obligations. No Existing Letter of Credit converted in accordance with this clause (k) shall be


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

amended, extended or renewed except in accordance with the terms hereof. Notwithstanding the foregoing, Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of such Existing Letter of Credit solely as a result of such letter of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.12(b) shall otherwise apply to such Existing Letters of Credit.

     SECTION 2.07 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender's Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request (or as otherwise designated in Section 2.03). Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, Overadvances or Protective Advances, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrowers were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable (except as otherwise specifically provided in this Article II) and shall be confirmed promptly by hand delivery, electronic pdf or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period


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

applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, all Commitments shall terminate on the Maturity Date.

     (b) The Borrowers may at any time, without premium or penalty (but subject to the payment of break funding payments as set forth in Section 2.16), terminate the Commitments upon (i) the payment in full of all outstanding Loans, together with accrued and unpaid interest thereon and on any Letters of Credit,
(ii) the cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent) equal to 103% of the LC Exposure as of such date), (iii) the payment in full of the accrued and unpaid fees, and (iv) the payment in full of all reimbursable expenses and other Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) together with accrued and unpaid interest thereon.

     (c) The Borrowers may from time to time, without premium or penalty, reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrowers shall not reduce the Revolving Commitments to the extent, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the lesser of the total Revolving Commitments and the Borrowing Base.

     (d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section, in the case of Eurodollar Loans, not later than 10:00 a.m., Chicago time, three Business Days prior to the effective date of such termination or reduction, and in the case of ABR Loans, not later than noon, Chicago time, on the date of such termination or reduction, specifying such election and (where applicable) the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the consummation of an acquisition, sale or transaction, or the receipt of proceeds from and the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent


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

on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

     SECTION 2.10 Repayment and Amortization of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan and all other Obligations on the Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and demand by the Administrative Agent, and (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earliest of the Maturity Date, the 30th day after such Overadvance is made, or demand by the Administrative Agent.

     (b) At all times that full cash dominion is in effect pursuant to Section
7.3 of the Security Agreement, on each Business Day, the Administrative Agent shall apply all immediately available funds credited to the Collection Account the previous Business Day first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swing Line Loans) (without reduction of the Commitments) and to cash collateralize outstanding LC Exposure.

     (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be (absent manifest error) prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

     (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after


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

assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11 Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time, without premium or penalty (but subject to the payment of break funding payments as set forth in Section 2.16), to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

     (b) Except for Overadvances permitted under Section 2.05, in the event and on such occasion that the total Revolving Exposure exceeds the lesser of (A) the aggregate Revolving Commitments or (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount equal to such excess.

     (c) Subject to the Intercreditor Agreement:

          (i) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness incurred in accordance with Section 6.01, other than paragraphs (m) and (o) thereof), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Obligations as set forth in Section 2.11(d); provided that the Borrowers shall not be required to prepay the Obligations pursuant to this
               Section 2.11(c) with the Net Cash Proceeds of Indebtedness incurred in accordance with Section 6.01(m) so long as (A) no Default has occurred and is continuing, (B) Availability is not less than zero, (C) full cash dominion is not in effect pursuant to Section 7.3 of the Security Agreement, and would not result from the application of such Net Cash Proceeds as set forth in clause (D) below, and (D) such Net Cash Proceeds are applied by the Borrowers, at their option (subject to Section 6.18), to prepay the 2010 Notes (or, to the extent the 2010 Notes have been prepaid in full, the 2014 Notes);

          (ii) Subject to clause (iii) below, if on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale (other than an Asset Sale permitted under Section 6.04(m)) or Recovery Event then, unless a Reinvestment Notice or a Note Repurchase Notice, as the case may be, shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the prepayment of the Obligations as set forth in Section 2.11(d); provided that, notwithstanding the foregoing, on each Asset Sale Proceeds Prepayment Date, an amount equal to the Asset Sale Proceeds Prepayment Amount with respect to the relevant Asset


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

               Sale Proceeds Event shall be applied toward the prepayment of the Obligations as set forth in Section 2.11(d);

          (iii) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale permitted under Section 6.04(m), an amount equal to 50% of such Net Cash Proceeds shall be applied on the date of such Asset Sale toward the prepayment of the Obligations as set forth in Section 2.11(d); and

          (iv) If on any date any Group Member shall receive Net Cash Proceeds from the issuance by the Company of any Capital Stock, or the receipt by the Company of any capital contribution (other than any such issuance of Capital Stock or capital contribution (A) pursuant to a stock incentive plan, stock option plan or other equity based compensation plan or arrangement for employees, officers and/or directors, (B) pursuant to or in connection with a Permitted Acquisition and (C) to or from, as the case may be, any Subsidiary), an amount equal to 100% of such Net Cash Proceeds shall be applied on the date of such issuance or receipt toward the prepayment of the Obligations as set forth in Section 2.11(d);


provided, however, no mandatory prepayment shall be required under the Section 2.11(c) unless (i) full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, or would result from the making of such mandatory prepayment or any mandatory prepayment otherwise payable in respect of such event or occurrence pursuant to the mandatory prepayment provisions of the Term Loan Agreement or (ii) a Default or Event of Default has occurred and is continuing.

     (d) All such amounts pursuant to Section 2.11(c) shall be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata and second to prepay the Revolving Loans (including Swing Line Loans) without a corresponding reduction in the Revolving Commitment and to cash collateralize outstanding LC Exposure.

     (e) The Borrower Representative shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by electronic pdf or facsimile) of any prepayment hereunder
(i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 10:00 a.m., Chicago time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 10:00 a.m., Chicago time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such


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

notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     SECTION 2.12 Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee (the "Commitment Fee"), which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Lenders' Revolving Commitments terminate. Accrued Commitment Fees shall be payable in arrears on the last day of each March, June, September and December and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing the Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Exposure and participation in Protective Advances of such Lender.

     (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's reasonable standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each March, June, September and December shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).


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

     (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent under the Fee Letter.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section; provided that the interest rate on Protective Advances and Overadvances as set forth in clause (d) below shall not be subject to increase pursuant to this clause (c).

     (d) Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2%.

     (e) Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366


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

days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) (as conclusively certified by such Lender(s)) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if any Borrowing Request is outstanding at the time the Administrative Agent gives such initial notice, the Borrower Representative may upon receipt thereof revoke such outstanding Borrowing Request by prompt notice to the Administrative Agent.

     SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;


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

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall promptly upon written demand (together with reasonably detailed supporting information) pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan


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

other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, further, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Indemnified Taxes, (y) to the extent such amounts are attributable to such Lender's failure to comply with the requirements of paragraph (e) or (f) of this Section or (z) to the extent such amounts are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to Indemnified Taxes pursuant to this paragraph.

     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrowers shall jointly and severally indemnify the Administrative Agent, each Lender and the Issuing Bank, promptly after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the

Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Each Lender (or Transferee) that is not a "U.S. Person" as defined in
Section 7701(a)(30) of the Code (a "Non U.S. Lender") shall deliver to the Borrower Representative and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit J and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non U.S. Lender shall deliver the appropriate forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non U.S. Lender. Each Non U.S. Lender shall promptly notify the Borrower Representative at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower Representative (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non U.S. Lender is not legally able to deliver.

     (f) A Lender that is entitled to an exemption from or reduction of non-U.S.-withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by a Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to


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

complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (g) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section
2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the written request of the Administrative Agent or such Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

     SECTION 2.18 Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) no later than 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. At all times that full cash dominion is in effect pursuant to Section 7.3 of the Security Agreement, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the Obligations, on the Business Day after receipt, subject to actual collection.

     (b) Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under


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the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11),
(C) amounts to be applied from the Collection Account when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (D) amounts that the Borrowers are entitled to receive in accordance with the terms hereof or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking
Services or Swap Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing with respect to Banking Services and Swap Obligations, ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers, and tenth, upon the cash collateralization of any other Secured Obligations to the extent required by the Loan Documents, any excess in accordance with the Intercreditor Agreement or to the Borrowers, as applicable. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or
(b) in the event, and only to the extent, that there are no outstanding ABR
Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

     (c) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. Each Borrower hereby irrevocably authorizes (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03,


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2.04 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

     (d) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

     (e) Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (f) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of


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

such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

     SECTION 2.19 Mitigation Obligations; Replacement of Lenders. If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then:

     (a) such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment);

     (b) the Borrowers may, at their sole expense and effort, require such Lender or any Lender that defaults in its obligation to fund Loans hereunder (herein, a "Departing Lender"), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Departing Lender (other than a Lender which is a Departing Lender due to a default in its obligation to fund Loans hereunder) shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

     SECTION 2.20 Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued to the extent of the payment or proceeds so surrendered, and this Agreement shall


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

continue in full force with respect thereto as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this
Section 2.20 shall survive the termination of this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each Borrower represents and warrants to the Lenders that:

     SECTION 3.01 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 2006 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made on the Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses due and payable in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Company and its consolidated Subsidiaries as at March 31, 2006, assuming that the events specified in the preceding sentence had actually occurred at such date.

     (b) The audited consolidated balance sheets of the Company as at December 31, 2004 and December 31, 2005, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report with respect to such financial statements from PricewaterhouseCoopers LLP, present fairly in all material respects the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Company as at March 31, 2006, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of the Company as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month period then ended (subject to normal year end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). No Group Member has any material Guarantee, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from March 31, 2006 to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.


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     SECTION 3.02 No Change. Since December 31, 2005, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.03 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except, in the case of a Group Member which is not a Borrower, to the extent the failure to be so organized, existing and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.04 Power; Authorization; Enforceable Obligations. Each Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to obtain extensions of credit hereunder. Each Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.04, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 3.19 and consents, authorizations, filings and notices obtained or made in the ordinary course of business. Each Loan Document has been duly executed and delivered on behalf of each Borrower party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Borrower party thereto, enforceable against each such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     SECTION 3.05 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except to the extent that all such violations could not reasonably be expected to have a Material Adverse Effect or as could not reasonably be expected to materially adversely affect the interests of the Administrative Agent or the Lenders and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the


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

Security Documents). No Requirement of Law applicable to the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.06 Litigation. Except as described in Schedule 3.06, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.07 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     SECTION 3.08 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.02.

     SECTION 3.09 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted and material to the business of the Group Members, taken as a whole. Except as described on Schedule 3.09, no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property by any Group Member or the validity or effectiveness of any Intellectual Property owned or used by any Group Member that could reasonably be expected to result in a Material Adverse Effect, nor does any Borrower know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any respect that could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed (after giving effect to any extension periods) and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member) except to the extent that the failure to file such tax returns or pay such taxes, fees or other charges could not reasonably be expected to have a Material Adverse Effect; no material tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted in writing, with respect to any such tax, fee or other charge.

     SECTION 3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used (a) for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board or
(b) for any purpose that violates the provisions of the regulations of


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

the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U 1, as applicable, referred to in Regulation U.

     SECTION 3.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of any Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

     SECTION 3.13 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Each Foreign Plan has been administered in accordance with its terms and applicable law in all material respect. No Plan or Foreign Plan has any unfunded liabilities that would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.14 Investment Company Act; Other Regulations. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

     SECTION 3.15 Subsidiaries. As of the Effective Date, (a) Schedule 3.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Borrower and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Borrower or any Subsidiary, except as created by the Loan Documents.

     SECTION 3.16 Use of Proceeds. The proceeds of the Loans will be used only for working capital, general corporate purposes of the Borrowers in the ordinary course of business, to refinance the Existing Credit Agreement, and to pay fees, costs and expenses related to the foregoing.

     SECTION 3.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

     (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental


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

Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could reasonably be expected to result in liability under, any Environmental Law;

     (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does any Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

     (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could reasonably be expected to result in liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

     (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

     (e) there has been no release or to the knowledge of any Borrower threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to result in liability under Environmental Laws;

     (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

     (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

     SECTION 3.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Information Memorandum or any other document or certificate furnished by or on behalf of any Borrower to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information,


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document or certificate was so furnished, and taken as a whole (or, in the case of the Information Memorandum (as supplemented through the date of this Agreement), as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which such statements are made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being acknowledged and agreed by the Lenders that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to the Administrative Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of the Borrowers and their Subsidiaries, (c) no assurances are given by any of the Borrowers or their Subsidiaries that the results forecasted in the projections will be realized and (d) the actual results may differ from the forecasted results in such projections and such differences may be material. There is no fact known to any Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Information Memorandum or in any other documents or certificates furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     SECTION 3.19 Security Documents. (a) Each Security Document is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock and Pledged Notes described in the Security Agreement, when stock certificates or promissory notes representing such Pledged Stock and Pledged Notes are delivered to the Administrative Agent, and in the case of the other Collateral described in the Security Agreement, when financing statements and other filings specified on
Schedule 3.19(a) in appropriate form are filed in the offices specified on
Schedule 3.19(a), the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in such Collateral and the proceeds thereof (to the extent such Liens may be perfected by filing and/or possession in accordance with the applicable requirements of the Uniform Commercial Code and/or applicable Federal laws relating to trademarks, copyrights and patents), as security for the Secured Obligations, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 6.02 and, in the case of Pledged Stock, Permitted Encumbrances arising after the Effective Date, which do not have priority over the Lien in favor of the Administrative Agent for the benefit of the Lenders), subject to the terms of the Intercreditor Agreement.

     (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(b), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrowers in the Mortgaged Properties and the proceeds thereof, as security for the "Obligations" (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than applicable Liens permitted by


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Section 6.02 and listed as exceptions in the applicable title insurance policy with respect thereto), subject to the terms of the Intercreditor Agreement.
Schedule 1.01C lists, as of the Effective Date, each parcel of owned real property and each leasehold interest in real property located in the United States and held by any Borrower or any of its Subsidiaries that has a value, in the reasonable opinion of the Borrowers, in excess of $5,000,000.

     SECTION 3.20 Insurance. Schedule 3.20 sets forth a description of all insurance maintained by or on behalf of the Borrowers and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate.

     SECTION 3.21 Benefit of Transactions. Each Borrower has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Borrower is within its purpose, will be of direct and indirect benefit to such Borrower, and is in its best interest.

     SECTION 3.22 Intercreditor Agreement. As of the Effective Date, this Agreement is the "ABL Agreement" (under and as defined in the Intercreditor Agreement), the Secured Parties are "ABL Secured Parties" (under and as defined in the Intercreditor Agreement), and the Secured Obligations constitute "ABL Obligations" (under and as defined in the Intercreditor Agreement). The Borrowers have provided to the Administrative Agent a true, complete and correct copy of the Intercreditor Agreement as of the Effective Date, and such agreement is in full force and effect as of the Effective Date and has not been amended, restated, supplemented or otherwise modified in any respect as of the Effective Date.

                                   ARTICLE IV

                                   CONDITIONS

     SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

     (a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission or electronic pdf of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to
Section 2.10 payable to the order of each such requesting Lender and a written opinion of the Borrowers' counsel, addressed to the Administrative Agent, the Issuing Bank and the Lenders in substantially the form of Exhibit B.


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     (b) Financial Statements and Projections. The Lenders shall have received
(i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Company and its Subsidiaries for the 2004 and 2005 fiscal years, (iii) unaudited interim consolidated financial statements of the Company and its Subsidiaries for each fiscal quarter ended after the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Administrative Agent, reflect any material adverse change in the consolidated financial condition of the Company and its Subsidiaries, as reflected in the financial statements or projections contained in the Information Memorandum and (iv) reasonably satisfactory projections for the period from January 1, 2006 through December 31, 2008.

     (c) Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Borrower, dated the Effective Date and executed by its Secretary or Assistant Secretary, substantially in the form of Exhibit F, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers of such Borrower authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Borrower certified by the relevant authority of the jurisdiction of organization of such Borrower and a true and correct copy of its by laws or operating, management or partnership agreement, and (ii) a long form good standing certificate for each Borrower from its jurisdiction of organization.

     (d) No Default Certificate. The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower Representative on behalf of each Borrower, substantially in the form of Exhibit G, on the initial Borrowing date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in
Article III are true and correct in all material respects as of such date, except to the extent any such representation and warranty relates to a prior date, in which case such representation and warranty shall be true and correct in all material respects as of such prior date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

     (e) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and out-of-pocket expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

     (f) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Borrowers are located, and such search shall reveal no liens on any of the assets of the Borrowers except for liens permitted by


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Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

     (g) Pay-Off Letter. The Administrative Agent shall have received satisfactory pay-off letters for all existing Indebtedness to be repaid from the proceeds the initial Borrowing, confirming that all Liens upon any of the property of the Borrowers constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness shall have been cash collateralized, supported by a Letter of Credit or treated as Existing Letters of Credit pursuant to Section 2.06(k).

     (h) Funding Accounts. The Administrative Agent shall have received a notice setting forth the deposit account(s) of the Borrowers (the "Funding Accounts") to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

     (i) Collateral Access and Control Agreements. The Administrative Agent shall have received each (i) Collateral Access Agreement required to be provided pursuant to Section 4.13 of the Security Agreement and (ii) Deposit Account Control Agreement required to be provided pursuant to Section 4.14 of the Security Agreement.

     (j) Solvency. The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower Representative on behalf of each Borrower substantially in the form of Exhibit H.

     (k) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate which calculates the Borrowing Base as of the end of the last fiscal month of the Borrowers ending prior to the Effective Date (or such earlier date as is agreed by the Administrative Agent).

     (l) Closing Availability. After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Borrowers' indebtedness, liabilities, and obligations current, the Borrowers' Minimum Consolidated Excess Liquidity, on a pro forma basis reflecting Availability as of the Effective Date and cash and Cash Equivalents belonging to the Company and its Subsidiaries (other than Halla) as of June 30, 2006, shall not be less than $400,000,000.

     (m) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any)


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pledged to the Administrative Agent pursuant to the Security Agreement endorsed
(without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

     (n) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and all necessary documentation with respect to intellectual property filings with the U.S. Patent and Trademark Office and, if applicable, the U.S. Copyright Office) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 and subject to the Intercreditor Agreement), shall be in proper form for filing, registration or recordation.

     (o) Environmental Reports. The Administrative Agent shall have received environmental review reports with respect to the real properties of the Borrowers and their Subsidiaries specified by the Administrative Agent from firm(s) satisfactory to the Administrative Agent, which review reports shall be acceptable to the Administrative Agent. With respect to any environmental hazards or liabilities identified in any such environmental review, the Administrative Agent shall have received a summary of the Borrowers' plans with respect to such environmental hazard or liability if requested by the Administrative Agent in writing.

     (p) Mortgages, etc. With respect to each Mortgaged Property:

          (i) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (ii) below (the "Title Insurance Company") shall have received surveys of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company.

          (ii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.


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          (iii) If requested by the Administrative Agent, the Administrative
                Agent shall have received (A) a policy of flood insurance that
                (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to
                Section 208(e)(3) of Regulation H of the Board.

          (iv) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (ii) above and a copy of all other material documents affecting the Mortgaged Properties.

          (v) The Administrative Agent shall have received a legal opinion of local counsel in the state in which such Mortgaged Property is located in form and substance and from counsel reasonably satisfactory to the Administrative Agent.

     (q) Insurance. The Administrative Agent shall have received insurance certificates evidencing insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.09 hereof and Section 4.12 of the Security Agreement.

     (r) Letter of Credit Application. The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit (other than an Existing Letter of Credit) will be required on the Effective Date. The Borrowers shall have executed the Issuing Bank's master agreement for the issuance of commercial Letters of Credit.

     (s) Appraisals. The Administrative Agent shall have received and shall be reasonably satisfied in its Permitted Discretion with asset appraisals (inventory, equipment and real estate) of certain assets to be specified by such Administrative Agent from appraisers satisfactory to such Administrative Agent, which appraisers shall have been engaged directly by such Administrative Agent and shall have no direct or indirect interest, financial or otherwise, in the property or transaction.


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

     (t) Field Examination. The Administrative Agent or its designee shall have conducted a reasonably satisfactory (in its Permitted Discretion) field examination of the accounts receivable, inventory and related working capital matters and financial information of the Company and its domestic and Canadian subsidiaries and of the related data processing and other systems.

     (u) Term Loan Facility. The Company shall have received at least $600,000,000 in cash proceeds of the Term Loan Facility.

     (v) Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank, any Lender or their respective counsel may have reasonably requested.

     The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

     SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction (or waiver) of the following conditions:

     (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, and if they are not true and correct the Administrative Agent or the Required Lenders shall not have determined not to make a Loan or instructed the Issuing Bank not to issue, amend, renew or extend Letters of Credit as a result of the fact that such representation or warranty is untrue or incorrect.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and the Administrative Agent or the Required Lenders shall not have determined not to make such Borrowing or instructed the Issuing Bank not to issue, amend, renew or extend such Letter of Credit as a result of such Default.

     (c) After giving effect to any Borrowing or the issuance of any Letter of Credit, Availability is not less than zero.

Each Borrowing (provided that a conversion or continuation of a Borrowing shall not constitute a "Borrowing" for purposes of this Section 4.02) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the


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Borrowers on the date thereof as to the matters specified in paragraphs (a), (b)
and (c) of this Section.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with the applicable provisions hereof) and all LC Disbursements shall have been reimbursed, each Borrower executing this Agreement covenants and agrees, jointly and severally with all of the Borrowers, with the Lenders that:

     SECTION 5.01 Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent (to be made available by the Administrative Agent to each Lender):

     (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated (and, with respect to the Borrowers only, if a Reporting Trigger Event is in existence for periods beginning after September 30, 2006, unaudited consolidating) balance sheet and related audited consolidated statements of operations, and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, and such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

     (b) within 45 days after the end of each of the first three fiscal quarters of the Company, its unaudited consolidated (and, with respect to the Borrowers only, if a Reporting Trigger Event is in existence for periods beginning after September 30, 2006, unaudited, consolidating) balance sheet and related unaudited consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of the Financial Officers of the Borrower Representative as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure), and such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in


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reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D-1 (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether, to the best of such Financial Officer's knowledge, a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.06 and 6.19, (iv) stating whether, to the extent any such change has an impact on such financial statements, any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.01 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) with respect only to financial statements delivered under clause (a) above, the then applicable Excepted Secured Debt Amount and the Utilized Secured Debt Amount as of the date of delivery of such certificate;

     (d) concurrently with any delivery of a Borrowing Base Certificate pursuant to clause (g) below, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D-2 (i) certifying as to whether, to the best of such Financial Officer's knowledge, a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) for periods beginning after September 30, 2006, setting forth Minimum Excess Liquidity at the end of each week during such period, for each Business Day during such period;

     (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default with regard to Section
6.19 (which certificate may be limited to the extent required by accounting rules or guidelines); provided that, for any period, the Borrowers shall not be required to deliver such certificate if the Borrower Representative certifies to the Administrative Agent that they are unable to do so following the use of commercially reasonable efforts;

     (f) no later than 45 days after the end of each fiscal year of the Company, detailed consolidated projections for the following fiscal year prepared on a quarterly basis (including a projected consolidated balance sheet of the Company and its Subsidiaries, consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such projections with respect to such fiscal year (collectively, the "Projections"), setting forth in each case in comparative form the budget figures for the previous year, which Projections shall in


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each case be accompanied by a certificate of a Financial Officer stating that such Projections are based on estimates, information and assumptions believed by the management of the Company to be reasonable at the time made and that such Financial Officer has no reason to believe that such Projections, taken as a whole, are incorrect or misleading in any material respect, it being acknowledged and agreed by the Agents and the Lenders that (i) such Projections as they relate to future events are not to be considered as fact and that actual results for the period or periods covered by such Projections may differ from the results set forth therein by a material amount, (ii) the Projections are subject to significant uncertainties and contingencies, which may be beyond the control of the Company and its Subsidiaries and (iii) no assurances are given by the Company or any of its Subsidiaries that the results forecasted in the Projections will be realized and such differences may be material;

     (g) (i) as soon as available but in any event on or before the fifteenth day of each calendar month, and (ii) so long as Minimum Excess Liquidity is less than $125,000,000 (a "Reporting Trigger Event"), (A) at such other times as may be necessary to re-determine availability of Advances hereunder, or (B) as may be requested by the Administrative Agent, in each case as of the period then ended, a Borrowing Base Certificate and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and the PP&E Component of the Borrowing Base shall be updated (I) from time to time upon receipt of periodic valuation updates received from the Administrative Agent's asset valuation experts, (II) concurrent with the sale or commitment to sell any assets constituting part of the PP&E Component, (III) in the event such assets are idled for any reason other than routine maintenance or repairs, or for routine planned shutdowns substantially in accordance with past practice, for a period in excess of ten (10) consecutive days, or (iv) in the event that the value of such assets is otherwise impaired, as determined in the Administrative Agent's Permitted Discretion;

     (h) within ninety (90) days following a Reporting Trigger Event or at any time when an Event of Default has occurred and is continuing, and annually thereafter, an updated customer list for each Borrower and its Subsidiaries, which list shall state the customer's name, mailing address and phone number and shall be certified as true and correct by a Financial Officer of the Borrower Representative; and

     (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request;

provided, that the Administrative Agent may, in its reasonable discretion, require reporting more frequent than as set forth in this Section 5.01 in the event that, and at all times after, Minimum Excess Liquidity is less than $25,000,000 (an "Additional Reporting Trigger Event").


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Unless otherwise provided herein, if any financial statements, certificate or other materials or information required to be delivered to the Administrative Agent or any Lender pursuant to this Section 5.01 or otherwise under this Agreement shall be due on a day that is not a Business Day, such financial statements, certificate, materials or information shall be delivered on the next succeeding Business Day.

Information required to be delivered pursuant to this Section 5.1(a) and (b) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower Representative provides written notice to the Administrative Agent that such information has been posted on the Company's website on the Internet at http://www.visteon.com or is available via the EDGAR system of the U.S. Securities and Exchange Commission on the Internet (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.1 (including, but not limited to paragraphs (a) and (b)) may also be delivered by electronic communication pursuant to procedures approved by the Administrative Agent pursuant to Section 9.02.

     SECTION 5.02 Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default or Event of Default;

     (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

     (c) any litigation or proceeding affecting any Group Member (A) that could reasonably be expected to have a Material Adverse Effect or (B) which relates to any Loan Document;

     (d) any Lien (other than Permitted Encumbrances) or claim made or asserted against any Collateral eligible (or otherwise eligible, but for such Lien or claim) for inclusion in the Borrowing Base;

     (e) any loss, damage, or destruction to the Collateral eligible (or otherwise eligible, but for such loss, damage or destruction) for inclusion in the Borrowing Base, in the amount of $5,000,000 or more, whether or not covered by insurance;

     (f) any and all default notices received under or with respect to any leased location or public warehouse where Collateral eligible (or otherwise eligible, but for such default notice) for


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inclusion in the Borrowing Base is located (which shall be delivered within two
Business Days after receipt thereof);

     (g) all material amendments to the Term Loan Facility, the Existing Indenture or any notes issued thereunder, and any replacement, refinancing or refunding (as applicable) of any thereof, together with a copy of each such amendment; provided that no such notice or delivery shall be required in the event that the same Person is serving as Administrative Agent and as administrative agent or trustee, or the equivalent, under the amended agreement;

     (h) the fact that a Borrower has entered into a Swap Agreement or an amendment to a Swap Agreement, together with copies of all agreements evidencing such Swap Agreement or amendments thereto (which shall be delivered within two Business Days);

     (i) the occurrence of a Covenant Trigger Event, a Dominion Trigger Event or a Reporting Trigger Event or Additional Reporting Trigger Event (which shall be delivered within two Business Days);

     (j) the occurrence of any ERISA Event or breach of Section 3.13 that, alone or together with any other ERISA Events or breaches of Section 3.13 that have occurred, could reasonably be expected to result in liability of the Borrowers and their Subsidiaries in an aggregate amount exceeding $5,000,000; and

     (k) any development or event that has had, or could reasonably be expected to have, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03 Existence; Conduct of Business. Each Borrower will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (b) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.03 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.04 Payment of Obligations. Each Borrower will, and will cause each Subsidiary to, pay or discharge all material liabilities and obligations, including Taxes, at or before maturity or before the same shall become delinquent, as applicable, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and such Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in


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accordance with GAAP, or (b) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.05 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, each Borrower will, and will cause each Subsidiary to, keep and maintain all property necessary to the conduct of the business of the Group Members, taken as a whole, in good working order and condition, ordinary wear and tear, casualty and condemnation excepted.

     SECTION 5.06 Books and Records; Inspection Rights. Each Borrower will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (coordinated through the Administrative Agent) (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies existing as such time (it being understood that, unless a Default or Event of Default has occurred and is continuing, the Borrowers shall only be responsible for the reasonable costs of one such visit during each fiscal year), and to discuss its affairs, finances and condition with its officers (so long as senior management of the Borrower Representative is notified of any such discussion and is permitted to be present) and independent accountants (so long as management of the Borrower Representative is permitted to be present), all at any reasonable times and as often as reasonably desired. Up to two field examinations per year will be at the Borrowers' cost; provided that there shall be no limitation on the number or frequency of field examinations at the Borrower's cost if an Event of Default shall have occurred and be continuing. After the occurrence and during the continuance of any Event of Default, each Borrower shall provide the Administrative Agent and each Lender with access to its suppliers. The Borrowers acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Borrowers' assets for internal use by the Administrative Agent and the Lenders.

     SECTION 5.07 Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.08 Use of Proceeds. The proceeds of the Loans will be used only for working capital, general corporate purposes of the Borrowers in the ordinary course of business, to refinance the Existing Credit Agreement, and to pay fees, costs and expenses related to the foregoing. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     SECTION 5.09 Insurance. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at


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least A- by A.M. Best Company insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire and loss in transit; theft; business interruption; public liability and product liability) and such other hazards, as is customarily maintained by companies engaged in the same or similar businesses operating in the same general area. The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

     SECTION 5.10 Casualty and Condemnation. The Borrowers (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage in excess of $5,000,000 to any portion of the Collateral or the commencement of any action or proceeding for the taking of any portion of the Collateral or interest therein having value in excess of $5,000,000 under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Cash Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

     SECTION 5.11 Appraisals. At any time after September 30, 2006 that the Administrative Agent reasonably requests, the Borrowers and the Subsidiaries will provide the Administrative Agent with appraisals or updates thereof of their Inventory, Equipment and real property from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, that no such appraisals or updates shall be required with regard to real property at any time when Minimum Excess Liquidity is at least $140,000,000, except (if elected by the Borrower) in accordance with clause (a) of the definition of PP&E Component; provided further, however, that if no Event of Default has occurred and is continuing, one of each such appraisal per calendar year shall be at the sole expense of the Borrowers.

     SECTION 5.12 Depository Banks. The Borrowers and their Subsidiaries will maintain the Administrative Agent, or another Lender or other bank acceptable to the Administrative Agent, as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

     SECTION 5.13 Environmental Laws. (a) Except to the extent the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect, comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

     (b) Except to the extent the failure to do so could not in the aggregate reasonably be expected to result in a Material Adverse Effect, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental


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Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

     SECTION 5.14 Additional Collateral; Further Assurances. (a) With respect to any property acquired after the Effective Date by any Borrower (other than (y) any property described in paragraphs (c) through (g) below, and (z) any property subject to a Lien expressly permitted by Section 6.02(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and
(ii) take all commercially reasonable actions necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in such property with the priority specified in the Intercreditor Agreement.

     (b) In accordance with the terms and provisions of the Security Agreement (and subject to any exceptions or limitations contained therein), each Borrower will cause 100% of the issued and outstanding Capital Stock owned by it in each of its Domestic Subsidiaries (other than the TMD Entities and any Foreign Stock Holding Company) to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request. In accordance with the terms and provisions of the Security Agreement and the Intercreditor Agreement (and subject to any exceptions or limitations contained therein), each Borrower will cause (i) 100% of the issued and outstanding Capital Stock directly owned by such Borrower in any Foreign Stock Holding Company, (ii) 65% of the total issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of each Foreign Subsidiary directly owned by such Borrower (or, if such Borrower owns less than 65% of such total issued and outstanding Capital Stock of such Foreign Subsidiary, such amount as is owned by it, provided that no more than 65% of such total issued and outstanding Capital Stock of any Foreign Subsidiary shall be pledged by the Borrowers collectively), and (iii) 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) directly owned by such Borrower in each Foreign Subsidiary (in each case for clauses (i) through (iii) excluding Capital Stock of any Borrower in Halla), to be subject at all times to a perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request, and having the priority required under the Intercreditor Agreement.

     (c) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Effective Date by any Borrower (other than any such real property subject to a Lien expressly permitted by Section 6.02(g)), promptly (i) execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an


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amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary by the Administrative
Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (d) With respect to any new Domestic Subsidiary (other than an Excluded Entity) created or acquired after the Effective Date by any Group Member (which, for the purposes of this paragraph (d), shall include any existing Domestic Subsidiary (other than an existing Excluded Entity, except as provided below) that is not a Material Domestic Subsidiary on the Effective Date, which becomes a Material Domestic Subsidiary after the Effective Date, and with respect to any Excluded Entity (other than the TMD Entities) that becomes after the Effective Date a Wholly Owned Subsidiary that is also a Domestic Subsidiary, promptly (i) execute and deliver to the Administrative Agent the Joinder Agreement set forth as Exhibit E hereto (the "Joinder Agreement") (and upon execution and delivery thereof, each such Person shall automatically become a Borrower and a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in each such capacity under the Loan Documents), (ii) execute and deliver to the Administrative Agent such amendments to the Security Documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the Capital Stock of such new Subsidiary or such Wholly Owned Subsidiary that is owned by any Group Member with the priority set forth in the Intercreditor Agreement, (iii) subject to the Intercreditor Agreement, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iv) cause such new Subsidiary or such Wholly Owned Subsidiary (A) become a party to the Security Agreement,
(B) to take such actions necessary to grant to the Administrative Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary or such Wholly Owned Subsidiary with the priority specified in the Intercreditor Agreement, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary or such Wholly Owned Subsidiary, substantially in the form of Exhibit F hereto, with appropriate insertions and attachments, and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (e) With respect to any new Excluded Foreign Subsidiary created or acquired after the Effective Date by any Group Member (other than by any Group Member that is an Excluded Foreign Subsidiary), use its commercially reasonable efforts to promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative


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

Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest of the priority required by the Loan Documents in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) subject to the Intercreditor Agreement, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary to perfect the Administrative Agent's security interest therein, and
(iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (f) With respect to Halla or any other Foreign Subsidiary which is not a Wholly Owned Foreign Subsidiary and which becomes a Wholly Owned Foreign Subsidiary after the Effective Date (it being understood that the Capital Stock of such Wholly Owned Foreign Subsidiary shall be held by VIHI or a Foreign Stock Holding Company), promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest of the priority required by the Loan Documents in the Capital Stock of such new Subsidiary that is owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) subject to the Intercreditor Agreement, deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

     (g) With respect to any material Intellectual Property registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office after the Effective Date, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and
(ii) take all commercially reasonable actions necessary to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest of the priority required by the Loan Documents in such property, including filings with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and any other filings required by law, in each case, as may be reasonably requested by the Administrative Agent.

     (h) To the extent required or delivered with regard to the corresponding collateral under the Term Loan Facility, (i) use its commercially reasonable efforts to execute and deliver


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

to the Administrative Agent such security documents as the Administrative Agent reasonably deems necessary to grant (under the laws of the applicable Uncertificated Foreign Jurisdictions) to the Administrative Agent, for the benefit of the Lenders, a perfected security interest of the priority required by the Loan Documents (to the extent such liens are possible under the laws of such Uncertificated Foreign Jurisdiction) in the Capital Stock of Foreign Subsidiaries (other than Excluded Foreign Subsidiaries) organized under the laws of an Uncertificated Foreign Jurisdiction, (ii) take such other actions necessary to grant (under the laws of the applicable Uncertificated Foreign Jurisdiction) to the Administrative Agent, for the benefit of the Lenders, a perfected security interest of the priority required by the Loan Documents in the Capital Stock of such Foreign Subsidiaries, (iii) deliver to the Administrative Agent all other customary certificates and supporting documentation as may be reasonably requested by the Administrative Agent and
(iv) if requested by the Administrative Agent, deliver to the Administrative Agent customary legal opinions relating to the matters described above, which opinions shall be in form and substance, and from local counsel in such jurisdiction, reasonably satisfactory to the Administrative Agent.

     (i) With respect to any acquisition by the Company pursuant to Section 6.07(l) of (i) the equity interests of Oasis Holdings Statutory Trust, (ii) the lessor under the Visteon Village Lease, or (iii) the fee interests in the Leased Assets (as defined under the Visteon Village Lease), promptly execute and deliver to the Administrative Agent such documents, including, but not limited to, a fee mortgage and title insurance, or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Lenders, having the priority required under the Intercreditor Agreement.

     (j) Without limiting the foregoing, each Borrower will, and will cause each Material Domestic Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Borrowers.

     (k) Within thirty (30) days of the Effective Date (or such later date as the Administrative Agent may agree in its discretion), Borrowers shall deliver to the Administrative Agent the following agreements with regard to the Visteon Village Lease, each executed by each party thereto (other than the Administrative Agent), and each in substantially the form agreed among the parties as of the Effective Date, with such changes as may be agreed to by the Administrative Agent: (i) the Restated Amendment to Master Lease and (ii) the Consent and Agreement.


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     SECTION 5.15 Stock of First-Tier Foreign Subsidiaries. Cause the Capital
Stock of each Foreign Subsidiary directly owned by the Company or a Domestic Subsidiary (other than Excluded Foreign Subsidiaries) now existing or hereafter created or acquired to be held by VIHI or a Foreign Stock Holding Company at all times.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted) payable hereunder shall have been paid in full and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with the applicable provisions hereof) and all LC Disbursements shall have been reimbursed, the Borrowers shall not, and shall not permit their Subsidiaries to, directly or indirectly:

     SECTION 6.01 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

     (a) Indebtedness of any Borrower pursuant to any Loan Document;

     (b) Indebtedness of any Borrower under the Term Loan Facility and Indebtedness of any Borrower under any replacement thereof; provided that (i) such Indebtedness is subject to the Intercreditor Agreement, (ii) the maturity of such Indebtedness is not shortened, and (iii) the aggregate amount of Indebtedness outstanding under the Term Loan Facility (and any replacement thereof) shall not exceed $900,000,000 in the aggregate at any time;

     (c) unsecured Indebtedness of any Borrower owed to any other Borrower or to any Subsidiary which is not a Borrower;

     (d) Indebtedness of any Foreign Subsidiary owed to any other Foreign Subsidiary;

     (e) Guarantees incurred in the ordinary course of business by the Company and its Subsidiaries in an aggregate amount, together with any Guarantees outstanding under Section 6.07(u), not to exceed $100,000,000 at any one time outstanding;

     (f) Indebtedness outstanding on the date hereof and listed on Schedule 6.01(f) and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity of, or increasing the principal amount of, any Indebtedness listed thereon);


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     (g) Indebtedness of any Foreign Subsidiaries (other than Halla and its
Subsidiaries) outstanding under any of the credit facilities listed on Schedule 6.01(g) up to an aggregate amount under all such credit facilities as set forth on Schedule 6.01(g) (the "Schedule 6.01(g) Aggregate Amount") and any refinancings, refundings, renewals, reallocations or extensions thereof; provided that any new credit facility refinancing or replacing any such Indebtedness does not cause the aggregate amount available under all such credit facilities to exceed the Schedule 6.01(g) Aggregate Amount;

     (h) Indebtedness of the Company and its Subsidiaries under factoring programs and Permitted Receivables Financings, in each case, existing as of the Effective Date and listed on Schedule 6.01(h);

     (i) Indebtedness of Foreign Subsidiaries under the European Facility, factoring programs and Permitted Receivables Financings incurred after the Effective Date in an aggregate amount not to exceed $550,000,000 at any one time outstanding; provided that (a) the aggregate amount of such Indebtedness for Foreign Subsidiaries organized under the laws of any European country (or, in the case of Portuguese Receivables, Bermuda) shall not exceed $425,000,000, (b) the aggregate amount of such Indebtedness for all other Foreign Subsidiaries shall not exceed $200,000,000 and (c) such Indebtedness is not subject to any Guarantee or Lien issued or created by any Borrower or any of its Domestic Subsidiaries;

     (j) Indebtedness under letters of credit issued on behalf of Foreign Subsidiaries in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

     (k) Indebtedness of Foreign Subsidiaries in an aggregate outstanding principal amount not to exceed $75,000,000 at any one time outstanding;

     (l) Indebtedness of the Company in respect of the 2010 Notes and the 2014 Notes;

     (m) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Permitted Additional Debt so long as the Net Cash Proceeds of such Permitted Additional Debt are used (subject to Section 6.18) to prepay the 2010 Notes (or, to the extent the 2010 Notes have been prepaid in full, the 2014 Notes) or to prepay the Loans in accordance with
Section 2.11(c) (or the Term Loan Facility in accordance with the terms thereof);

     (n) Indebtedness of Halla and its Subsidiaries in an amount not to exceed, when combined with all other outstanding Indebtedness of Halla and its Subsidiaries, $250,000,000 at any one time outstanding;

     (o) Indebtedness secured by a Lien on the real property known as "Visteon Village" ("Visteon Village") on terms reasonably satisfactory to the Administrative Agent in an aggregate


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amount not less than 75% of the fair market value of such property at the time of the incurrence of such Indebtedness; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) 100% of the Net Cash Proceeds of such Indebtedness shall be used to prepay the Loans as set forth in Section 2.11(c) (or the Term Loan Facility in accordance with the terms thereof);

     (p) Indebtedness incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements; provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished in accordance with customary practices with respect thereto;

     (q) Capital Lease Obligations and purchase money Indebtedness of the Company or any of its Domestic Subsidiaries related to property located in the United States in an aggregate amount not to exceed $50,000,000 at any one time outstanding;

     (r) Indebtedness in respect of Swap Agreements permitted under Section
6.10;

     (s) Indebtedness of the Company consisting of (x) repurchase obligation with respect to Capital Stock of the Company issued to directors, consultants, managers, officers and employees of the Company and its Subsidiaries arising upon the death, disability or termination of employment of such director, consultant, manager, officer or employee to the extent such repurchase is permitted under Section 6.05 and (y) promissory notes issued by the Company to directors, consultants, managers, officers and employees (or their spouses or estates) of the Company and its Subsidiaries to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee to the extent such purchase or redemption is permitted under Section 6.05;

     (t) Indebtedness acquired or assumed in a Permitted Acquisition consummated pursuant to Section 6.07(i); provided that such Indebtedness was not incurred in contemplation of the consummation of such Permitted Acquisition;

     (u) Indebtedness consisting of take-or-pay obligations arising out of the Outsourcing Initiative or under supply agreements entered into in the ordinary course of business consistent with past practice;

     (v) Indebtedness arising out of Permitted Acquisitions and consisting of obligations of any Group Member under provisions relating to indemnification, adjustment of purchase price with respect thereto based on changes in working capital and earn-outs based on the income generated by the assets acquired in any such Permitted Acquisition after the consummation thereof;


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     (w) Indebtedness arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance bonds and performance and completion guarantees, in each case incurred in the ordinary course of business;

     (x) Guarantees in respect of the Indebtedness of Joint Ventures (other than Halla and its Subsidiaries and the TMD Entities); provided that the aggregate principal amount of such Indebtedness shall not exceed $50,000,000 (or the equivalent thereof) at any one time outstanding;

     (y) Indebtedness of Joint Ventures which are Subsidiaries of the Company (other than Halla and its Subsidiaries and the TMD Entities), provided that (i) the aggregate principal of such Indebtedness shall not exceed $50,000,000 (or the equivalent thereof) at any one time outstanding and (ii) such Indebtedness shall not be subject to any Lien or Guarantee granted or incurred by the Company or any other Subsidiary (other than a Subsidiary of such Joint Venture) except as permitted in Section 6.01(x);

     (z) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates;

     (aa) Indebtedness of the TMD Entities; provided that (i) the aggregate principal amount of such Indebtedness shall not exceed $40,000,000 (or the equivalent thereof) at any time and (ii) such Indebtedness shall not be subject to any Lien or Guarantee granted or incurred by any Borrower or any other Subsidiary (other than the TMD Entities);

     (bb) Indebtedness of Foreign Subsidiaries (other than Halla and its Subsidiaries) not to exceed in the aggregate, at any one time outstanding, the lesser of (i) $250,000,000 and (ii) the excess (if any) of (x) the amount of Designated Foreign Assets at such time over (y) the Foreign Debt Base Amount; and

     (cc) additional unsecured Indebtedness not otherwise permitted hereunder not exceeding an aggregate principal amount of $25,000,000 at any one time outstanding.

     SECTION 6.02 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries, as the case may be, in conformity with GAAP;


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     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

     (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, covenants, conditions, restrictions and other similar encumbrances or minor title or survey defects incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any of their Subsidiaries;

     (f) Liens in existence on the date hereof listed on Schedule 6.02(f) and any modification, replacement, renewal or extension thereof, securing Indebtedness permitted by Section 6.01(f), provided that no such Lien is spread to cover any additional property (other than the proceeds or products thereof and accessions thereto) after the Effective Date and that the amount of Indebtedness secured thereby is not increased;

     (g) Liens securing Indebtedness of the Borrowers or any other Subsidiary incurred pursuant to Section 6.01(q) to finance the acquisition, repair, replacement, construction or improvement of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with or within 180 days of such acquisition, repair, replacement, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and the proceeds and products thereof and accessions thereto) and (iii) the amount of Indebtedness secured thereby is not increased;

     (h) Liens created pursuant to the Security Documents;

     (i) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of any Borrower or any Subsidiary or (B) secure any Indebtedness or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Borrower or any of their Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;


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     (j) Subject to the Intercreditor Agreement, Liens to secure Indebtedness permitted under Section 6.01(b);

     (k) Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries (i) permitted by Section 6.01(g); provided that the aggregate outstanding principal amount of such Indebtedness secured by such Liens shall not exceed the secured Indebtedness set forth on Schedule 6.01(g) as of the Effective Date, or (ii) permitted by Section 6.01(aa);

     (l) Liens securing Indebtedness of the Borrowers or any Subsidiary incurred pursuant to Sections 6.01(j) and 6.01(k); provided that no Lien may be granted on the Collateral to secure such Indebtedness and the aggregate fair market value of the assets subject to such Liens shall not exceed 100% of the amount of any such Indebtedness so secured;

     (m) Liens on Receivables, any Related Security and the Other Securitization Assets of any Borrower and any Subsidiary to the extent that such Receivables, Related Security or Other Securitization Assets are subject to the relevant factoring programs and any Permitted Receivables Financing permitted under Sections 6.01(h) and (i);

     (n) Liens on assets of Halla and its Subsidiaries securing Indebtedness permitted by Section 6.01(n); provided that the aggregate outstanding principal amount of such Indebtedness secured by such Liens shall not exceed $250,000,000;

     (o) Liens securing Indebtedness permitted by Section 6.01(o); provided that such Liens shall only cover Visteon Village and any proceeds and products thereof and are created in connection with the incurrence of such Indebtedness;

     (p) Liens securing judgments, decrees or attachments not constituting an Event of Default under Section 7.01(k) so long as such Liens are released or satisfied within sixty (60) days after entry thereof (upon the issuance of an appeal bond or otherwise);

     (q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

     (r) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, or (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;


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     (s) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than Liens on the equity interests of any Person that becomes a Subsidiary) and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions thereto), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extension thereof) is permitted under Section 6.01;

     (t) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings) regarding leases entered into by any Borrower or any of its Subsidiaries in the ordinary course of business;

     (u) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement; provided that such Liens only cover the property subject to such arrangements;

     (v) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrowers and their Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Borrower or any Subsidiary in the ordinary course of business;

     (w) ground leases in respect of real property on which facilities owned or leased by the Borrowers or any of their Subsidiaries are located;

     (x) Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

     (y) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

     (z) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance on the ordinary course of business;

     (aa) Liens on securities which are subject to repurchase agreements as contemplated in the definition of "Cash Equivalents";


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     (bb) Liens on goods and the proceeds thereof and title documents relating thereto to secure drawings under letters of credit permitted under Section 6.01(j) used to finance the purchase of such goods;

     (cc) Liens on (i) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (ii) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case to secure Indebtedness permitted under Section 6.01(z);

     (dd) Liens not otherwise permitted by this Section so long as (i) the aggregate outstanding principal amount of the obligations secured thereby shall not exceed $10,000,000 at any time and (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all Subsidiaries) shall not exceed $20,000,000 at any one time outstanding; and

     (ee) Liens on earnest money deposits of cash or Cash Equivalents made by the Borrowers or their Subsidiaries in connection with any Permitted Acquisition.

     SECTION 6.03 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

     (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any other Borrower (provided that a Borrower shall be the continuing or surviving corporation);

     (b) any Subsidiary of the Company that is not a Borrower may be merged or consolidated with or into any other Subsidiary of the Company that is not a Borrower; provided that if one Subsidiary to such merger or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation;

     (c) any Subsidiary of the Company may Dispose of any or all of its assets
(i) to the Company or any other Borrower (upon voluntary liquidation or otherwise), (ii) to a Subsidiary that is not a Borrower if the Subsidiary making the Disposition is not a Borrower; provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary, or (iii) pursuant to a Disposition permitted by Section 6.04;

     (d) any Investment expressly permitted by Section 6.07 may be structured as a merger, consolidation or amalgamation;


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     (e) any Subsidiary may be dissolved or liquidated so long as any
Dispositions in connection with any such liquidation or dissolution are permitted under Section 6.03(c); and

     (f) any Permitted Restructuring Transaction shall be permitted.

     SECTION 6.04 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

     (a) the Disposition (including the abandonment of intellectual property) of obsolete, uneconomic, negligible or worn out property in the ordinary course of business;

     (b) the sale of inventory in the ordinary course of business;

     (c) Dispositions permitted by clause (i) of Section 6.03(c);

     (d) (i) the sale or issuance of any Subsidiary's Capital Stock to any Borrower and (ii) sale or issuance of Capital Stock of the Company to any employee, director or officer under any employment or compensation plans;

     (e) the sale by the Company or its Subsidiaries to Halla of their ownership interests in Halla Climate Control (Dalian) Co. Ltd. and Visteon Automotive Systems India Private Limited;

     (f) Permitted Restructuring Transactions;

     (g) the sale or disposition of Receivables, any Related Security and any Other Securitization Assets pursuant to the European Facility or Permitted Receivables Financings;

     (h) any sale or disposition of assets pursuant to the Outsourcing
Initiative;

     (i) Dispositions of the assets of any Foreign Subsidiary which is an Immaterial Subsidiary (and with respect to which the board of directors of the Company shall have determined that a liquidation, dissolution or insolvency proceeding is in the best interests of the Company and its Subsidiaries) in connection with the liquidation or dissolution of such Subsidiary or in connection with any proceeding of the type described in Section 7.01(i) so long as the Net Cash Proceeds of such Disposition are used to pay the liabilities of such Subsidiary or are otherwise transferred to a Group Member;


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     (j) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale by the Company or its Subsidiaries of the Specified Assets;

     (k) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale of the Capital Stock of Halla so long as after giving effect to any such sale, the Company continues to hold, directly or indirectly, at least 51% of the equity interests of Halla; provided that the Net Cash Proceeds of any such sale are applied as required by Section 2.11(c);

     (l) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Disposition of other property not otherwise expressly permitted by this Section so long as (i) the Consolidated EBITDA Disposition Percentage attributable to the assets to be Disposed of, together with the Consolidated EBITDA Disposition Percentage attributable to any other assets Disposed of pursuant to this Section 6.04(l) during the same fiscal year, does not exceed 15% in the aggregate and (ii) the aggregate Consolidated EBITDA Disposition Percentage of all such assets Disposed of subsequent to the Effective Date pursuant to this Section 6.04(l) does not exceed 25%;

     (m) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the sale of assets with an aggregate fair market value not to exceed $175,000,000 (net of taxes, expenses, indebtedness, pension or OPEB liabilities paid or reserved for in connection with any such sale);

     (n) Dispositions of Cash Equivalents in the ordinary course of business in connection with the cash management activities of the Company and its Subsidiaries;

     (o) Dispositions of accounts receivable in connection with compromise, write down or collection thereof in the ordinary course of business and consistent with past practice;

     (p) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Company and its Subsidiaries;

     (q) transfer of property subject to a Recovery Event (i) upon receipt of Net Cash Proceeds of such Recovery Event or (ii) to a Governmental Authority as a result of condemnation;

     (r) Dispositions of Capital Stock to qualify directors where required by applicable Requirements of Law or to satisfy other requirements of applicable Requirements of Law with respect to the ownership of Capital Stock of Foreign Subsidiaries;


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     (s) Dispositions of Acquired Non-Core Assets;

     (t) Dispositions of the Capital Stock of any Joint Venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such Joint Venture; and

     (u) Dispositions of assets to effect Investments permitted under Section 6.07.

     SECTION 6.05 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that:

     (a) any Subsidiary may make Restricted Payments to the Company or any Wholly Owned Borrower;

     (b) any Subsidiary may make Restricted Payments pro rata to the holders of the equity of such Subsidiaries entitled to receive the same;

     (c) the Company may make Restricted Payments in an aggregate amount not to exceed $25,000,000 in the aggregate during the term of this Agreement;

     (d) the Company may settle for cash the warrants issued to Ford pursuant to the Ford Documentation with (i) the net cash proceeds of a substantially concurrent issuance of common stock by the Company and (ii) at any time after the date which is the twelve month anniversary of the closing of the Ford Transactions (other than the ongoing performance obligations contemplated by the Ford Documentation), cash held by the Company in an amount not to exceed $100,000,000 in the aggregate;

     (e) the Company may make Restricted Payments in connection with the share repurchases required by the director and employee compensation programs as described on Schedule 6.05(e); and

     (f) cash payments by the Company in lieu of the issuance of fractional shares upon the exercise of options in the ordinary course of business.

     SECTION 6.06 Capital Expenditures. (a) Make or commit to make any Capital Expenditure, except Capital Expenditures of the Company and its Subsidiaries in the ordinary


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course of business not exceeding $500,000,000 during fiscal year 2006,
$475,000,000 during fiscal year 2007, $425,000,000 during fiscal year 2008 and $450,000,000 during each fiscal year thereafter; provided, that (i) up to 100% of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this Section during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and, second, in respect of amounts carried over from the prior fiscal year pursuant to clause (a) above. Notwithstanding anything to the contrary with respect to any fiscal year of the Company during which a Permitted Acquisition is consummated and for each fiscal year subsequent thereto, the amount of Capital Expenditures permitted under the preceding sentence applicable to each fiscal year shall be increased by an amount equal to the quotient obtained by dividing (A) the amount of such Capital Expenditures (determined in accordance with GAAP) made by the acquired entity or business for the thirty-six month period immediately preceding the consummation of such Permitted Acquisition, by (B) three (such amount, the "Acquired Permitted Capital Expenditure Amount"); provided that, with respect to the fiscal year during which any such Permitted Acquisition occurs, the amount of Capital Expenditures permitted under the first sentence of this Section 6.06 with respect to such fiscal year shall be increased by an amount equal to the product of (x) the Acquired Permitted Capital Expenditure Amount and (y) a fraction, the numerator of which is the number of days remaining in such fiscal year and the denominator of which is 365 or 366, if applicable.

     (b) Notwithstanding anything to the contrary contained in Section 6.06(a) above, for any fiscal year beginning with fiscal year 2008, the amount of Capital Expenditures that would otherwise be permitted in such fiscal year pursuant to this Section 6.06 (including as a result of the amount that is carried forward pursuant to clause (i) of Section 6.06(a)) may be increased by
(i) an amount equal to 50% of Adjusted EBITDA (it being understood that the calculation of the amount of Capital Expenditures permitted pursuant to this clause (i) shall be made at the time the relevant Capital Expenditure is made and include a deduction for any other Capital Expenditures made in reliance on this clause (i), but no Default shall occur solely as a result of a decrease in Adjusted EBITDA after the consummation of any such Capital Expenditure) less an amount equal to any Investments made by the Borrowers pursuant to Section 6.07(i)(iv) and (ii) an amount not to exceed $100,000,000 (the "CapEx Pull-Forward Amount"); provided that the CapEx Pull-Forward Amount shall reduce, on a dollar-for-dollar basis, the amount of Capital Expenditures that would otherwise have been permitted in the immediately succeeding fiscal year.

     SECTION 6.07 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:

     (a) extensions trade credit granted in the ordinary course of business;


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     (b) investments in Cash Equivalents in the ordinary course of business in connection with the cash management activities of the Company and its Subsidiaries;

     (c) Guarantees permitted by Section 6.01;

     (d) loans and advances to employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

     (e) so long as no Default or Event of Default would result therefrom, intercompany Investments among the Borrowers;

     (f) so long as no Default or Event of Default would result therefrom, intercompany Investments by Subsidiaries which are not Borrowers in Borrowers and intercompany Investments by Subsidiaries which are not Borrowers in other Subsidiaries which are not Borrowers;

     (g) intercompany Investments among Foreign Subsidiaries;

     (h) intercompany loans from Borrowers to Subsidiaries which are not Borrowers (including the face amount or, if greater, the cash collateralized amount, of Letters of Credit issued for the account of any such Subsidiary for which a Borrower is the applicant) in an aggregate outstanding amount not to exceed the sum (such sum, the "Non-Borrower Intercompany Debt Basket") of (i) $100,000,000, (ii) intercompany loans or cash dividends from Subsidiaries which are not Borrowers received by Borrowers after the Effective Date and repayment in cash by Subsidiaries which are not Borrowers of intercompany loans owing to any Borrower (it being understood that such intercompany loans may not be repaid or prepaid to the extent that such prepayment would cause the Investment Basket to be a negative amount) and (iii) 50% of the Net Cash Proceeds received by any Borrower from any asset sale permitted under Section 6.04(e); provided that the Non-Borrower Intercompany Debt Basket shall be reduced by an amount equal to any Investments made pursuant to the Investment Basket in excess of the amount permitted pursuant to clause (i) of the definition of Investment Basket;

     (i) Investments in an aggregate outstanding amount (including assumed Indebtedness) not to exceed the sum (such sum, the "Investment Basket") of (i) $400,000,000 in the aggregate, (ii) intercompany loans or cash dividends from non-Borrowers received by Borrowers after the Effective Date and repayment in cash by non-Borrowers of intercompany loans owing to any Borrower (it being understood that such intercompany loans may not be repaid or prepaid to the extent that such prepayment would cause the Investment Basket to be a negative amount), (iii) 50% of the Net Cash Proceeds received by any Borrower from any asset sale permitted under Section 6.04(e) and (iv) an amount equal to 50% of Adjusted EBITDA (it being understood that


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the calculation of the amount of Investments permitted pursuant to this clause
(iv) shall be made at the time the relevant Investment is made and include a deduction for any other outstanding Investments made in reliance on this clause
(iv), but no Default shall occur solely as a result of a decrease in Adjusted EBITDA after the consummation of any such Investment) less an amount equal to any Capital Expenditures made by the Borrowers pursuant to Section 6.06(b)(i); provided that the Investment Basket shall be reduced by an amount equal to any intercompany loans made by the Borrowers pursuant to the Non-Borrower Intercompany Debt Basket in excess of the amount permitted pursuant to the definition of Non-Borrower Intercompany Debt Basket in excess of $100,000,000;

     (j) Investments resulting from (i) the write-off of intercompany loans in connection with the liquidation of any Subsidiary permitted under Section 6.03(c) and 6.04(i) and (ii) the forgiveness of intercompany loans existing as of the Effective Date made by the Borrowers to the UK Subsidiaries to the extent the Company reasonably determines in its good faith business judgment that the forgiveness of such intercompany loans is necessary to maximize the value of such Investments to the Company and its Subsidiaries;

     (k) Investments in assets useful in the business of the Company and its Subsidiaries made by the Company or any of its Subsidiaries with the proceeds of any Asset Sale Proceeds Deferred Amount;

     (l) the acquisition by the Company of (i) the equity interests of Oasis Holdings Statutory Trust, the lessor under the Visteon Village Lease, pursuant to the terms of the declaration of trust governing such trust and the Visteon Village Lease, or (ii) the acquisition by the Company of the fee interests in the Leased Assets (as defined under the Visteon Village Lease);

     (m) the acquisition of (i) additional Capital Stock (other than newly issued shares of Capital Stock) of Halla and (ii) additional Capital Stock (other than newly issued shares of Capital Stock) of Toledo Mold & Die, Inc.; provided that the aggregate consideration for acquisitions made pursuant to clause (ii) shall not exceed $35,000,000;

     (n) the acquisition of additional Capital Stock of Joint Ventures (other than Halla) pursuant to terms reasonably satisfactory to the Administrative Agent in an amount not to exceed $100,000,000 in the aggregate;

     (o) Investments existing as of the Effective Date as set forth on Schedule 6.07(o) and any modification, replacement, renewal or extension thereof, provided that the original amount of such Investments are not increased except as otherwise permitted by this Section 6.07;

     (p) Permitted Acquisitions;


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     (q) Investments resulting from entering into Swap Agreements permitted by
Section 6.10;

     (r) Investments in the ordinary course of business consisting of endorsements of instruments for collection or deposit;

     (s) Investments received in connection with the bankruptcy or reorganization of any Person or in settlement of obligations of, or disputes with, any Person arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

     (t) advances of payroll payments to employees in the ordinary course of business;

     (u) Guarantees by any Borrower or any Subsidiary of leases, contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; provided that the aggregate amount of the Guarantees in respect thereof, together with any outstanding Guarantees outstanding under Section 6.01(e), shall not exceed $100,000,000 at any time;

     (v) Investments arising out of the receipt by the Company or any of its Subsidiaries of promissory notes and non-cash consideration for the Disposition of assets permitted under Section 6.04(a), 6.04(j), 6.04(l) and 6.04(m), provided that (i) the aggregate amount of such Investments shall not exceed $100,000,000 at any time and (ii) the non-cash consideration for any such Disposition shall not exceed 20% of the total consideration therefor;

     (w) Investments the consideration for which consists of the issuance of newly issued shares of the Company;

     (x) Capital Expenditures permitted under Section 6.06;

     (y) Guarantees permitted under 6.01(x); and

     (z) Investments consisting of the retained interest (including, without limitation, subordinated Indebtedness) of sellers of Receivables in connection with the European Facility or any Permitted Receivables Financing.

     SECTION 6.08 Optional Payments and Modifications of Certain Debt Instruments; Modifications of Organizational Documents. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the notes issued under the Existing


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Indenture or any Permitted Additional Debt (other than, subject to Section 6.18,
(i) repurchases and redemptions of the 2010 Notes in an aggregate principal amount up to $200,000,000, (ii) the repurchase or redemption of up to $100,000,000 in aggregate principal amount of the 2010 Notes (or, after the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) following the delivery of a Note Repurchase Notice with the Net Cash Proceeds of the Asset Sales described in such Note Repurchase Notice, (iii) repurchases of the 2010 Notes (and, to the extent permitted under the Term Loan Facility in respect of an offer required pursuant to Section 2.05(e) thereof, the 2010 Notes or the 2014 Notes up to the amount of the prepayment so permitted) with the Net Cash Proceeds of an Asset Sale permitted under Section 6.04(m) (less any amount used to prepay the Loans pursuant to Section 2.11(c)(iii)), (iv) repurchases and redemptions of the 2010 Notes (or, after the 2010 Notes have been repurchased or redeemed in full, the 2014 Notes) with the Net Cash Proceeds of Permitted Additional Debt in accordance with Section 6.01(m), (v) if the Consolidated Leverage Ratio is less than 2.0 to 1.0, prepayments, repurchases or redemptions of the 2010 Notes (or, after the 2010 have been repurchased or redeemed in full, the 2014 Notes) in an amount not to exceed $200,000,000 in the aggregate and
(vi) repurchases or redemptions of the 2014 Notes in an aggregate principal amount not to exceed $35,000,000); (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Existing Indenture, the notes issued thereunder or documentation governing any Permitted Additional Debt (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee other than customary consent fees reasonably acceptable to the Administrative Agent); (c) amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation (or equivalent thereof) or by-laws or limited liability company agreement (or equivalent thereof) of the Company or any of its Subsidiaries; or (d) amend or modify documentation governing the Term Loan Facility in any manner materially adverse to the Lenders.

     SECTION 6.09 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than any Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the relevant Group Member, and (c) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

     SECTION 6.10 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks (and not for speculative purposes) of the Company or any Subsidiary (other than those in respect of Capital Stock), including, but not limited to, foreign exchange rate and commodity hedges and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.


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     SECTION 6.11 Changes in Fiscal Periods. Permit the fiscal year of the
Company to end on a day other than December 31 or change the Company's method of determining fiscal quarters.

     SECTION 6.12 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) applicable law, (b) this Agreement and the other Loan Documents, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (d) the documentation governing the Term Loan Facility (which shall not contain any restriction covered by this Section which is materially more restrictive than this Agreement), (d) the documentation governing the European Facility (with any restrictions to apply only to the Subsidiaries which participate in the European Facility), (e) the Existing Indenture, (f) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to this Agreement so long as such prohibitions or limitations are only with respect to the properties and revenues of such Foreign Subsidiary or any Wholly Owned Subsidiary of such Foreign Subsidiary, (g) any arrangement or agreement arising in connection with a Disposition permitted under this Agreement so long as such restrictions apply only to the asset to be Disposed of pending completion of such Disposition, (h) any agreement with respect to the Indebtedness of any Person existing at the time such Person becomes a Subsidiary after the date hereof so long as such prohibitions or limitations are only with respect to the properties and revenues of such Subsidiary, (i) customary restrictions in leases, subleases, licenses and sublicenses, (j) restrictions applicable to Joint Ventures pursuant to the joint venture agreements, and (k) restrictions applicable to the TMD Entities under their organizational documents.

     SECTION 6.13 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) such encumbrances or restrictions required by applicable law, (iv) such encumbrances or restrictions consisting of customary non-assignment provisions in leases, subleases, licenses and sublicenses governing leasehold interests, licenses or sublicenses to the extent such provisions restrict the transfer of the lease, subleases, license, sublicenses or the property leased, subleased, licensed or sublicensed thereunder, (v) such encumbrances or restrictions with respect to Indebtedness of a Foreign Subsidiary permitted pursuant to this Agreement and which encumbrances or restrictions are customary in agreements of such type or are of the type existing under the agreements listed on Schedule 6.13 and which shall only apply to such Foreign Subsidiary subject thereto and such Foreign Subsidiary's Wholly Owned Subsidiaries, (vi) restrictions under the Term Loan Facility (which restrictions covered by this Section shall not be materially more restrictive than this Agreement) or the European Facility


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(which restrictions shall only apply to the Subsidiaries which participate in the European Facility), (vii) restrictions under joint venture agreements or other similar agreements entered into in the ordinary course of business in connection with Joint Ventures, (viii) restrictions on any Person existing at the time such Person becomes a Subsidiary after the date hereof so long as such prohibitions or limitations are only with respect to such Subsidiary, and (ix) restrictions applicable to the TMD Entities under their organizational documents.

     SECTION 6.14 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or that are reasonable extensions thereof or reasonably related, supportive, complementary or ancillary thereto.

     SECTION 6.15 Business of VIHI and Foreign Stock Holding Companies. Permit VIHI or any other Foreign Stock Holding Company to (a) engage at any time in any business or business activity other than (i) ownership and acquisition of Capital Stock in Halla and other Foreign Subsidiaries, (ii) performance of its obligations under and in connection with the Loan Documents, (iii) actions required to maintain its existence and (iv) activities incidental to its maintenance and continuance and to the foregoing activities; (b) incur any Indebtedness; or (c) sell, dispose of, grant a Lien on or otherwise transfer the Capital Stock of Halla or any other Foreign Subsidiary except as permitted by
Section 6.04.

     SECTION 6.16 Indebtedness Under CNTA Exception. Notwithstanding anything to the contrary herein, incur any Indebtedness (other than the Obligations of the Borrowers pursuant to the Loan Documents and Indebtedness outstanding under
Section 6.01(b)) which constitutes "Debt" (as defined in the Existing Indenture) or incur obligations under sale-leaseback transactions which constitute "Attributable Debt" as defined in the Existing Indenture, that, in either case, qualifies for the CNTA Exception.

     SECTION 6.17 Liabilities of Oasis Holdings Statutory Trust. Consent to (a) the incurrence by Oasis Holdings Statutory Trust of any Indebtedness or other liabilities, (b) the Disposition by Oasis Holdings Statutory Trust of Visteon Village or (c) the grant of any Lien on Visteon Village by Oasis Holdings Statutory Trust.

     SECTION 6.18 Certain Payments. Notwithstanding any other provision of this Agreement, including clauses (i) to (vi) of Section 6.08(a) or the delivery of any Note Repurchase Notice, the Borrowers shall not make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Term Loan Facility, the 2010 Notes or the 2014 Notes (including any refinancing, refunding or renewal of any thereof), unless at the time of such payment, prepayment, repurchase, redemption, defeasance or segregation, on a pro forma basis after giving effect to such payment, prepayment, repurchase, redemption, defeasance or segregation, Minimum Consolidated Excess Liquidity would be at least $175,000,000.


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     SECTION 6.19 Financial Covenants.

     (a) U.S. Fixed Charge Coverage Ratio. The Borrowers will not permit the U.S. Fixed Charge Coverage Ratio, determined for each period of four consecutive fiscal quarters ending with (i) the most recently completed fiscal quarter prior to any U.S. Covenant Trigger Event for which financial statements are available, and (ii) each subsequent fiscal quarter ending during the applicable U.S. Covenant Period, to be less than 1.1 to 1.0 during any U.S. Covenant Period.

     (b) Consolidated Fixed Charge Coverage Ratio. The Borrowers will not permit the Consolidated Fixed Charge Coverage Ratio, determined for each period of four consecutive fiscal quarters ending with (i) the most recently completed fiscal quarter prior to any Consolidated Covenant Trigger Event for which financial statements are available, and (ii) each subsequent fiscal quarter ending during the applicable Consolidated Covenant Period, to be less than 1.1 to 1.0 during any Consolidated Covenant Period.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrowers shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable in accordance with the terms hereof, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable in accordance with the terms hereof or thereof, and such failure shall continue unremedied for a period of five Business Days;

     (c) any representation or warranty made or deemed made by any Borrower in this Agreement or in any other Loan Document or contained in any certificate, financial statement or other document furnished by it at any time under or in connection with this Agreement or any Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

     (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Borrower's existence) or 5.08 or in Article VI; provided that (x) no Default or Event of Default shall occur under Article VI of this Agreement with respect to the monetary limitations set forth therein expressed in United


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States dollars solely as a result of changes in currency exchange rates subsequent to the date of the taking of the actions permitted therein and (y) compliance with such monetary limitations with respect to actions taken in currencies other than United States dollars shall be determined on the date of such action based on the equivalent U.S. Dollar amount thereof and of all other actions taken prior to such date which are also subject to such limitation;

     (e) any Borrower shall fail to observe or perform any terms or provisions of clauses (d) or (g) of Section 5.01 of this Agreement with respect to periods beginning after September 30, 2006, and such failure shall continue unremedied for a period of five (5) Business Days after the earlier of any Borrower's knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender);

     (f) any Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (e) or (l) of this Section), and such default shall continue unremedied for a period of thirty days after notice to the Borrower Representative from the Administrative Agent or the Required Lenders;

     (g) any Borrower or any other Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event (including any event of termination (or any event which prevents any further sales) under the European Facility or any Permitted Receivables Financing) shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee) to become payable or (in the case of any event of termination under the European Facility) to cause such agreement and any facilities under such agreement to terminate; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this clause (f) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i),
(ii) and (iii) of this clause (f) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000 or to which the Intercreditor Agreement applies; provided, further, that this clause (f) shall not apply to intercompany Indebtedness of an Immaterial Subsidiary;

     (h) (i) any Borrower or any other Material Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or


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seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any other Material Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any other Material Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty days; or (iii) there shall be commenced against any Borrower or any other Material Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower or any other Material Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) any Borrower or any other Material Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     (i) one or more judgments or decrees shall be entered against any Borrower, any Subsidiary of any Borrower or any combination thereof involving in the aggregate a liability (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof;

     (j) (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or
(ii) it is reasonably expected in the opinion of the Required Lenders that a Lien may arise with respect to any Plan or Foreign Plan;

     (k) a Change in Control shall occur;

     (l) the occurrence of any "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing;

     (m) the Loan Guaranty shall fail for any reason to remain in full force or effect or any Borrower or any Subsidiary of any Borrower shall so assert;

     (n) this Agreement, any Security Document, or the Intercreditor Agreement (or any material provision of any of the foregoing), shall cease, for any reason, to be in full force and effect, or any Borrower or any Subsidiary of any Borrower, or in the case of the Intercreditor Agreement, any party to the Intercreditor Agreement, shall so assert, or any Lien created by any


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of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; provided that no Event of Default shall occur under this clause (m) as a result of the failure of the Administrative Agent to have a first priority perfected security interest in the Collateral to the extent that (i) such failure arises from the negligence or willful misconduct of the Administrative Agent after a request from the Borrower to execute any document or take any other action with respect to the Collateral or (ii) such failure results from the Administrative Agent's loss of possessory collateral;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h)(i) or (h)(ii) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers (other than notice to the Borrower Representative to the extent expressly specified in this paragraph); and in case of any event with respect to the Borrowers described in clause
(h)(i) or (h)(ii) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any


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Subsidiary of a Borrower or other Affiliate thereof as if it were not the
Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action lawfully taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The


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Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Borrower Representative (such approval not to be unreasonably withheld or delayed) unless an Event of Default under Section 7(a) or (h) shall have occurred and be continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, with the approval of the Borrower Representative (such approval not to be unreasonably withheld or delayed) unless an Event of Default under Section 7(a) or (h) shall have occurred and be continuing,, appoint a successor Administrative Agent which shall be a commercial bank or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (b) the Administrative Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and
(ii) shall not be liable for any information contained in any Report; (c) the Reports are not


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comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Borrower or any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

     The syndication agent and the documentation agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing (including by telecopy) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

          (i)   if to any Borrower, to the Borrower Representative at:

                Visteon Corporation
                One Village Center Drive
                Van Buren Township, MI 48111
                Attention: Treasurer
                Facsimile No: 734-736-5563

          with a copy to:

                Kirkland & Ellis LLP
                200 East Randolph Drive
                Chicago, IL 60601
                Attention: Linda K. Myers PC
                Facsimile No: 312-861-2200

          (ii) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:


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                Loan and Agency Services Group
                111 Fannin Street
                10th Floor
                Houston, TX 77002
                Attention: Andrew Perkins
                Facsimile No: 713-750-2223

          and at:

                270 Park Avenue
                4th Floor
                New York, NY 10017
                Attention: Robert Kellas
                Facsimile No: 212-270-5100

          with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                333 West Wacker Drive
                Suite 1400
                Chicago, IL 60606
                Attention: Seth E. Jacobson
                Facsimile No: 312-407-0411

          (iii) if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service shall be deemed to have been duly given or made when delivered, (ii) mailed by certified or registered mail, shall be deemed to have been given three Business Days after being deposited in the mail or (iii) sent by facsimile shall be deemed to have been given when received, provided that any notice or demand to or upon the Administrative Agent, the Issuing Bank or the Lenders pursuant to Sections 2.02 through 2.08 shall not be effective until received.

     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Borrowers) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Except as otherwise specifically provided in any Loan Document, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by
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function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

     SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Except as set forth in Section 2.01(b) with regard to technical or similar amendments in connection with a Commitment Increase, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower or Borrowers that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (provided, however, that to the extent the Administrative Agent establishes a reserve or creates additional eligibility requirements not in place on the Effective Date, the termination of such reserves or eligibility criteria shall not be deemed to be an increase of the amount of any Lender's Commitment), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder (provided, however, that waiver of any default or event of default shall not be deemed to be a reduction in the rate of interest or any fee), without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such


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payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change
Section 2.18(b) or (d) in a manner that would alter the order or manner in which payments are shared, without the written consent of each Lender, (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of the Supermajority Lenders, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or "Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vii) release any Borrower or Loan Guarantor from its obligation hereunder or under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, or (viii) except as provided in clauses (c) and (d) of this Section or in any Security Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section
9.04.

          The foregoing shall not be construed to prohibit this Agreement from being amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extension of credit from time to time outstanding thereunder by such lenders as may agree to provide such extensions of credit, and to permit the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on a pro rata basis.

     (c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion (without further notice to or consent of any Lender, except as provided in this Section 9.02(c)), to release (or subordinate on terms reasonably satisfactory to the Administrative Agent) any Liens granted to the Administrative Agent by the Borrowers on any Collateral or, pursuant to clause (ii) below with regard to the permitted sale or disposition of all of the Capital Stock of a Borrower, release any guarantees executed by such Borrower, (i) upon the termination of all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than contingent indemnification obligations to the extent no claims giving rise thereto have been asserted, and other than Banking Services Obligations or Swap Obligations for which cash collateral or other arrangements satisfactory to the Lender (or Affiliate of a Lender) providing such Banking Services Obligations or Swap Obligations have been enacted), and the cash collateralization of all LC Exposure in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of or, pursuant to Sections 6.01(o) and 6.02(o), separately financed, if the Borrower disposing of (or refinancing) such property certifies to the Administrative Agent that the sale, disposition or financing is made in compliance with the terms


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of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower has at any time during the term of this Agreement owned any interest, (iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement,
(v) owned by or leased to any Borrower which is subject to a purchase money security interest or which is a Capital Lease Obligation, in either case, entered into by such Borrower pursuant to Section 6.01, or (vi) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to
Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders (or, to the extent required by Section 9.02(b)(viii), each Lender). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any guarantees and Liens with regard to particular guarantors or upon particular types or items of Collateral pursuant to this Section 9.02.

     (d) Upon receipt by the Administrative Agent of any documentation required pursuant to Section 9.02(c) (including any Lender confirmation requested by the Administrative Agent pursuant thereto), and upon at least five Business Days prior written request by the Borrower Representative (or such shorter time as is agreed to by the Administrative Agent), the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to, without further notice to or consent of any Lender) execute such documents as may be necessary to evidence the release (or subordination) of its Liens upon such Collateral or guaranty to the extent such release (or subordination) is authorized by Section 9.02(c); provided that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens or guaranty without recourse or warranty, and (ii) any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (e) If, in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender affected thereby," the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a "Non-Consenting Lender"), then the Borrowers may elect to replace any such Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of
Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination,


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including without limitation payments due to such Non-Consenting Lender under
Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section
2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

     (f) Further, notwithstanding anything to the contrary in this Section, if within thirty (30) days following the Effective Date, the Administrative Agent and the Borrower Representative shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.

     SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable, documented out of pocket expenses incurred by the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, including the reasonable documented fees and other reasonable charges and disbursements of one counsel for the Administrative Agent and the Joint Lead Arrangers (and such other local and foreign counsel as shall be reasonably required), in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing but in each and every case subject to the terms and conditions of this Agreement and the other Loan Documents, reasonable documented costs and expenses incurred in connection with:

          (i)  appraisals and insurance reviews;

          (ii) field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable documented fees and expenses


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               associated with collateral monitoring services performed by the
               Specialized Due Diligence Group of the Administrative Agent (and the Borrowers agree to modify or adjust the computation of the Borrowing Base -- which may include maintaining additional Reserves or modifying the eligibility criteria for the components of the Borrowing Base -- to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring); provided, however, that no more than two field examinations per year will be at the Borrower's cost unless an Event of Default has occurred and is continuing, in which event there shall be no limitation on the number or frequency of field examinations at the Borrowers' cost;

          (iii) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens;

          (iv) sums paid or incurred to take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; and

          (v) forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

     (b) The Borrowers shall, jointly and severally, indemnify the Administrative Agent, the Joint Lead Arrangers, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of


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Environmental Concern on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (all the foregoing in this Section 2.04(b), "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have (a) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (b) resulted from the breach of such Indemnitee of its obligations under any Loan Document, or (c) arisen from a dispute solely between the Lenders and not involving the Administrative Agent (in its capacity as such) or the Borrower; provided, further, that such reimbursement obligations shall be limited to one counsel for the Administrative Agent and one counsel for the Lenders (and, to the extent necessary as determined by the Administrative Agent, one or more local counsel) unless there is a conflict of interest with respect to a particular Indemnitee, in which case such Indemnitee shall be reimbursed for its own counsel. Without limiting the foregoing, and to the extent permitted by applicable law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and each Borrower hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. If any suit, action, proceeding, claim or demand shall be brought or asserted against any Indemnitee (other than the Administrative Agent) with respect to the matters covered by the Borrowers' indemnification in this Agreement, (i) such Indemnitee shall promptly notify the Borrower Representative thereof and (ii) to the extent not precluded by a conflict of interest or other duties binding on it, such Indemnitee shall work cooperatively with the Borrower Representative with a view toward minimizing the legal and other expenses associated with any defense and any potential settlement or judgment, which cooperation shall include (A) the use of a single counsel selected by such Indemnitee and reasonably acceptable to the Borrower Representative (so long as such Indemnitee, in its reasonable judgment, does not believe that the use of a single counsel is not reasonably practicable or, based on the advice of counsel, disadvantageous from a legal perspective and (B) regular consultation with the Borrower Representative (and, to the extent a single counsel is not used, its counsel) upon the reasonable request of the Borrower Representative with regard to the management of any litigation and the negotiation of any potential settlement, in order to afford the Borrower Representative (and, to the extent a single counsel is not used, its counsel) reasonable opportunities to participate in the consideration of material decisions with respect thereto.

     (c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or


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asserted against the Administrative Agent, the Issuing Bank or the Swingline
Lender in its capacity as such.

     (d) To the extent permitted by applicable law, no party to this Agreement, nor any Indemnitee, shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor, accompanied by an invoice or, if not available, other reasonable documentation supporting such request.

     SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrowers may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

               (B) the Administrative Agent; and

               (C) the Issuing Bank.


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          (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

               (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

               (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more "credit contacts" to whom all syndicate-level information (which may contain material non-public information about the Company, the Borrowers and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

     For the purposes of this Section 9.04(b), the term "Approved Fund" has the following meaning:

     "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in


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               each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the


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               information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (c) (i) Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(d) as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

     (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no


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such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless cash collateralized in an amount equal to 103% of the aggregate undrawn face amount thereof or subject to other repayment arrangements, in each case in a manner satisfactory to the Issuing Bank) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic pdf shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates that is a Secured Party shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and


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payable by any Borrower hereunder or pursuant to any Secured Obligation (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or Affiliate or any branch or agency thereof to or for the credit or the account of the Borrowers, as the case may be (other than amounts held in payroll, trust and tax accounts). Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such setoff and application made by such Lender or its Affiliate; provided that the failure to give such notice shall not affect the validity of such setoff and application.

     SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.
(a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

     (b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

     (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER


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LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that the Administrative Agent, the Issuing Bank, such Lender or such Affiliate, as the case may be, shall be responsible for the compliance with the provisions hereof by any of the foregoing), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process (it being understood that, to the extent permitted, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, shall give prompt notice to the Borrower Representative of such disclosure), (d) to any other party to this Agreement, (e) if requested or required to do so in connection with any suit, action or proceeding relating to this Agreement or any other Loan Document (it being understood that, to the extent permitted, the Administrative Agent, the Issuing Bank or such Lender, as the case may be, shall give prompt notice to the Borrower Representative of such disclosure), (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrower Representative, (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section or (i) if reasonably required in connection with the exercise of any remedies under this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. For the purposes of this Section, "Information" means all non-public information received from any Borrower, the Administrative Agent, the Issuing Bank or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


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     EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12
FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

     ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

     SECTION 9.13 Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

     SECTION 9.14 USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act.

     SECTION 9.15 Disclosure. Each Borrower and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Borrowers and their respective Affiliates.

     SECTION 9.16 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative


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Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent's instructions.

     SECTION 9.17 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.18 Intercreditor Agreement. The terms of this Agreement, any lien and security interest granted to the Administrative Agent pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement. Each Lender acknowledges that it has received and reviewed a copy of the Intercreditor Agreement and has agreed to the terms thereof.

                                   ARTICLE X

                                  LOAN GUARANTY

     SECTION 10.01 Guaranty. Each Loan Guarantor (other than those that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the "Guaranteed Obligations"). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon this Loan Guarantee


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notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

     SECTION 10.02 Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations (each, an "Obligated Party"), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

     SECTION 10.03 No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

     (b) The obligations of each Loan Guarantor hereunder are not subject to any defense (other than the defense of payment) or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

     (c) Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the payment in full in cash of the Guaranteed Obligations).


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     SECTION 10.04 Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the payment in full in cash (or performance, as applicable) of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

     SECTION 10.05 Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action with respect to the Guaranteed Obligations, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any Collateral or other collateral granted to it by any Obligated Party, until the Borrowers and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank and the Lenders.

     SECTION 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor's obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

     SECTION 10.07 Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent, the Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.


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     SECTION 10.08 Termination. The Lenders may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

     SECTION 10.09 Taxes. All payments of the Guaranteed Obligations will be made by each Loan Guarantor free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Loan Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Guarantor shall make such deductions and (iii) such Loan Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; provided, however, that the Loan Guarantors shall not be required to increase any such amounts payable to any Lender with respect to any Indemnified Taxes or Other Taxes (i) to the extent such amounts are attributable to such Lender's failure to comply with the requirements of paragraph (e) of Section 2.17 or (ii) to the extent such amounts are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to Indemnified Taxes.

     SECTION 10.10 Maximum Liability. Anything herein or in any Security Document to the contrary notwithstanding, the maximum liability of each Loan Guarantor hereunder and under the Security Documents shall in no event exceed the amount which can be guaranteed by such Loan Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 10.11). The determination of such maximum liability hereunder and under the Security Documents, on the one hand, and the maximum liability of such Loan Guarantor in respect of its guarantee of the obligations under the Term Loan Facility and the Term Loan Facility Documents, on the other hand, shall be ratable to the extent necessary to give effect to the sharing provisions in the Intercreditor Agreement. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be voidable, invalid or unenforceable on account of the amount of such Loan Guarantor's liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor's "Maximum Liability". This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any


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other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Loan Guarantor's obligations hereunder beyond its Maximum Liability.

     SECTION 10.11 Contribution. In the event any Loan Guarantor (a "Paying Guarantor") shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its Guaranteed Obligations under this Loan Guaranty, each other Loan Guarantor (each a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Applicable Percentage" of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor's "Applicable Percentage" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor's Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor's Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of both the Administrative Agent, the Issuing Bank, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

     SECTION 10.12 Liability Cumulative. The liability of each Borrower as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Borrower to the Administrative Agent, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any obligations or liabilities of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.


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                                   ARTICLE XI

                           THE BORROWER REPRESENTATIVE

     SECTION 11.01 Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the "Borrower Representative") hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower, provided that, in the case of a Revolving Loan, such amount shall not exceed such Borrower's Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

     SECTION 11.02 Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

     SECTION 11.03 Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

     SECTION 11.04 Notices. Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default or Event of Default hereunder referring to this Agreement describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

     SECTION 11.05 Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

     SECTION 11.06 Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan


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Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, the Borrowing Base Certificates and the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        BORROWERS:

                                        VISTEON CORPORATION


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Vice President & Treasurer


                                        ARS, INC.


                                        By /s/ Marcia K. Bennett
                                           -------------------------------------
                                        Name: Marcia K. Bennett
                                        Title: Assistant Treasurer


                                        FAIRLANE HOLDINGS, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        HALLA CLIMATE SYSTEMS ALABAMA CORP.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        INFINITIVE SPEECH SYSTEMS CORP.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer

                                        LTD PARTS, INCORPORATED


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        SUNGLAS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VC AVIATION SERVICES, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VC REGIONAL ASSEMBLY & MANUFACTURING,
                                        LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON AC HOLDINGS CORP.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON ASIA HOLDINGS, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer

                                        VISTEON AUTOMOTIVE HOLDINGS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON CLIMATE CONTROL SYSTEMS LIMITED


                                        By /s/ Marcia K. Bennett
                                           -------------------------------------
                                        Name: Marcia K. Bennett
                                        Title: Assistant Treasurer


                                        VISTEON DOMESTIC HOLDINGS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON EUROPEAN HOLDINGS CORPORATION


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON GLOBAL TECHNOLOGIES, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON GLOBAL TREASURY, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer

                                        VISTEON HOLDINGS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON INTERNATIONAL BUSINESS
                                        DEVELOPMENT, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON INTERNATIONAL HOLDINGS, INC.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON LA HOLDINGS CORP.


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON SYSTEMS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer


                                        VISTEON TECHNOLOGIES, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer

                                        TYLER ROAD INVESTMENTS, LLC


                                        By /s/ Brian P. Casey
                                           -------------------------------------
                                        Name: Brian P. Casey
                                        Title: Treasurer

                                        JPMORGAN CHASE BANK, N.A., individually, as Administrative Agent, Issuing Bank and Swingline Lender


                                        By /s/ Robert P. Kellas
                                           -------------------------------------
                                        Name: Robert P. Kellas
                                        Title: Vice President

                                        SUMITOMO MITSUI BANKING CORPORATION,
                                        NEW YORK


                                        By /s/ Shigeru Tsuru
                                           -------------------------------------
                                        Name: Shigeru Tsuru
                                        Title: Joint General Manager

                                        BANK OF AMERICA, NA


                                        By /s/ Robert J. Lund
                                           -------------------------------------
                                        Name: Robert J. Lund
                                        Title: Senior Vice President

                                        WACHOVIA CAPITAL FINANCE CORPORATION
                                        (CENTRAL)


                                        By /s/ Laura Dixon
                                           -------------------------------------
                                        Name: Laura Dixon
                                        Title: Vice President